                                                                    Exhibit 10.6

                                  LEASE BETWEEN
                      MICHELSON FARM - WESTFORD TECHNOLOGY
                                     PARK IV
                               LIMITED PARTNERSHIP
                                       AND
                             NETSCOUT SYSTEMS, INC.
                                       FOR
                            WESTFORD TECHNOLOGY PARK
                                  BUILDING FOUR

                                    ARTICLE I
                                  TERMS DEFINED

1.1      SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following terms shall mean:


Landlord:                                     Michelson Farm - Westford Technology Park IV
                                              Limited Partnership

Managing Agent:                               The Gutierrez Company

Landlord's and Managing                       Michelson Farm - Westford Technology Park IV
Agent's Address:                              Limited Partnership
                                              c/o The Gutierrez Company
                                              One Wall Street
                                              Burlington, Massachusetts 01803

Landlord's Representative:                    John A. Cataldo

Tenant:                                       NetScout Systems, Inc.

Tenant's Address:                             321 Billerica Road
(for Notice and Billing)                      Chelmsford, Massachusetts 01824

Tenant's Representative:                      Charles Tillett

Building:                                     The Building, commonly known as Building Four in The
                                              Michelson Farm - Westford Technology Park,
                                              containing approximately 97,500 rentable square feet
                                              on the lot (the "Lot") shown as Lot 4B on a plan
                                              entitled " Definitive Plan of Land, Westford Technology
                                              Park in Westford, Massachusetts" attached to this Lease
                                              as Exhibit "A-2" and recorded with the Middlesex
                                              County North District Registry of Deeds at Book 192,
                                              Plan 24 (Part 2 of 3)

Tenant's Design Completion Date:              September 1, 1997

Scheduled Term
Commencement Date:                            December 1, 1997

Outside Delivery Date:                        March 1, 1998


Term Expiration Date:                         November 30, 2002

Fixed Rent                                    Year 1: $828,750.00/year; $69,062.50/month ($8.50/sf)
                                              Year 2: $828,750.00/year; $69,062.50/month ($8.50/sf)
                                              Year 3: $926,250.00/year; $77,187.50/month ($9.50/sf)
                                              Year 4: $1,023,750.00/year; $85,312.50/month ($10.50/sf)
                                              Year 5: $1,023,750.00/year, $85,312.50/month ($10.50/sf)

Special Provisions:                           Option to Extend - Article III
                                              Signage - Section 12.2

Permitted Uses:                               Uses: Administration, sales and
                                              other general office purpose,
                                              research and development
                                              (including engineering
                                              laboratories), storage and light
                                              manufacturing (including design,
                                              assembly, reassembly and testing
                                              of electronic products and
                                              components) as long as such uses
                                              are permitted uses with respect to
                                              local zoning bylaws and
                                              ordinances.

Premises:                                     The Building and the areas which are the subject of all appurtenant rights and easements set forth or referred to in Section 2.1 below.

Broker:                                       Lynch Murphy Walsh & Partners
                                              Whittier Partners

         1.2 EXHIBITS - The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this
Lease:

EXHIBIT A                                                    Plan Showing Premises, Plan Showing the Lot and the
                                                             Park, Plan Showing Common Easements

EXHIBIT B                                                    Rules and Regulations

EXHIBIT C                                                    Office Park Covenants

EXHIBIT D                                                    Deed

EXHIBIT E                                                    Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT F                                                    Complete Plans

EXHIBIT G                                                    Estoppel Certificate

EXHIBIT H                                                    Form of Work Change Order

EXHIBIT I                                                    Certificate of Substantial Completion

                                   ARTICLE II
                             DESCRIPTION OF PREMISES

                  2.1 DEMISE OF PREMISES: In consideration of the rents and covenants herein stipulated to be paid and performed and upon the terms and conditions hereinafter specified, Landlord hereby demises and lets to Tenant, and Tenant hereby leases from Landlord, for the respective terms hereinafter described, the Premises as described in Article I hereof, which Premises include the appurtenances described below and in Section 26.10 hereof. The Premises shall be leased in "as is" condition and specifically and expressly without any warranties, representations or guarantees, either express or implied, on behalf of Landlord to Tenant, except as otherwise expressly set forth herein.

         Tenant shall have, as appurtenant to the Building, the right to use in common with others entitled thereto, subject to reasonable rules and regulations of general applicability to tenants and owners of other lots in Michelson Farm-Westford Technology Park (the "Office Park" or the "Park") from time to time made by Landlord according to Section 12.8 of this Lease of which Tenant is given notice: all common areas (the "Common Areas") shown on the Plan of Common Easements of the Office Park attached as part of Exhibit "A", including, without limitation, a right to access to the Premises at all times, use of all service areas, use of all utility lines including those for electricity, gas, water and sewage disposal, use of all facilities for drainage of surface water runoff, including storm drainage systems and detention areas, use of all grades, driveways, sidewalks and footways, lighting systems and traffic flow patterns and, if any, all parking areas designated as common or visitors parking areas for use of the entire Office Park, if any, including, without limitation, all rights appurtenant to the Lot and the Building created in the deed (attached as Exhibit D) to Landlord.

         In addition, the Tenant shall have, as appurtenant to the Premises, (i) the exclusive right and easement with respect to the Lot to use all improvements thereon including, without limitation, all parking areas, loading areas, service areas and the like, (ii) the common right and easement with respect to the Lot to use all means of access to and from the Building and to the Common Areas, including, without limitation, all sidewalks, and the driveways, grades, roads and the like, (iii) the common right and easement with respect to the Lot to use all utility lines, electricity, water, sewage treatment plant, and (iv) the common right and easement with respect to the Lot to use all facilities for drainage of surface water runoff; all of the foregoing rights being subject to reasonable rules and regulations of general applicability to Tenant, tenants, and owners of lots in the Office Park from time to time made by Landlord according to Section 12.8 of this Lease.

                                   ARTICLE III
                                      TERM

         3.1 ORIGINAL TERM - To have and to hold for a period (the "Term") commencing when the Premises are deemed ready for occupancy as provided in
Section 9.2 or if the tenant improvement work is not to be performed by Landlord's general contractor pursuant to the provisions of Article IX, Section 9.1, on the Scheduled Term Commencement Date (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date") and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 9.2 or Article XIII or in Article XIX or unless extended as provided in Section 3.2.

         Landlord shall deliver possession of the Premises on the Commencement Date in broom clean condition, free of all tenants and occupants and in accordance with the terms and provisions of Article IX and Article VII (c) of this Lease.

         3.2 EXTENDED TERM - The Tenant has the option to extend this Lease for one (1) term of five (5) years ("Extended Term") provided the Tenant shall give to the Landlord written notice of the exercise of this option no later than the 30th day of November, 2001, and such Extended Term shall be upon the same terms, covenants and conditions hereof, except that the Fixed Rent for the Extended Term shall be the then Market Rent (as hereinafter defined in Section 4.3). Landlord shall, within 15 days of receipt of notice of Tenant's election to extend the Term of this Lease, provide Tenant with notice of the Market Rent in accordance with the provisions of Article IV. Landlord and Tenant shall, in accordance with the provisions of Section 4.3 of this Lease, establish the Market Rent for the Extended Term.

                                   ARTICLE IV
                                      RENT

         4.1 FIXED RENT - The Fixed Rent for the Premises during the Term shall be as set forth in Article I of this Lease and shall be payable on the first day of each calendar month during the Term hereof in equal monthly installments also as set forth in said Article, except that the rent (including both said Fixed Rent and additional rent pursuant to Section 5.1 hereof) for any portion of a calendar month during the Term hereof shall be apportioned for such portions. Rental payments shall be made to the Landlord's and Landlord's Managing Agent's Address set forth in Article I of this Lease or at such other address as Landlord may from time to time designate by written notice to the Tenant. All other payments required by this Lease to be made by Tenant during the Term thereof as additional rent shall be paid as set forth elsewhere in this Lease. The term "Annual Rent" for any period of twelve calendar months shall mean Fixed Rent plus any additional rent payable under the Lease with respect to such period. All rent payable by Tenant pursuant to this Lease shall be paid without setoff, adjustment, deduction or abatement, except as otherwise expressly set forth in this Lease.

         4.2 PAYMENTS - All payments of Annual Rent shall be made payable to Managing Agent, or to such other person as Landlord may from time to time designate by written notice to Tenant. If any installment of Annual Rent is paid more than seven (7) business days after written notice from Landlord that such rent has not been paid, it shall bear interest at a rate equal to the prime commercial rate from time to time established by Fleet Bank, or its successor, plus 4% per annum from the date such installment was due, which interest shall be immediately due and payable as further additional rent.

         4.3. MARKET RENT - The Market Rent for the Premises, during the Extended Term, shall be determined as follows:

         The Market Rent shall be proposed by Landlord within fifteen (15) days of receipt of Tenant's notice that it intends to exercise its option to extend the Term pursuant to Section 3.2 hereof (the "Landlord's Proposed Market Rent"). The Landlord's Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within fifteen (15) days of Tenant's receipt of Landlord's Proposed Market Rent, that Landlord's Proposed Market Rent is not satisfactory to Tenant and that Tenant desires to have appraisers determine the Market Rent ("Tenant's Appraisal Notice"), which notice shall specify the name and address of the appraiser designated by Tenant.

         1. Landlord shall within five (5) days after receipt of Tenant's Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord. Such two appraisers shall, within twenty (20) days after the

                           Landlord's designation of an appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two (2) appraisers shall have twenty
                           (20) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraisers shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such appraisers shall fall to concur as to such determination within said twenty (20) day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said twenty (20) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

         2. All appraisers shall be real estate appraisers or consultants who shall have had at least seven (7) years continuous experience in the business of appraising or leasing real estate in the suburban Boston area.

         3. The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the Market Rent.

         4. If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten (10%) percent, the mean of the determinations of the three (3) appraisers shall be the Market Rent for the Premises. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the other two (2) appraisers by more than ten (10%) percent, the mean of the determination of the two (2) appraisers whose determinations are closest shall be the Market Rent.

         5. The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

         6. Each party shall pay fees, costs and expenses of the appraiser selected by it and its own counsel fees and one-half (1/2) of all other expenses and fees of any such appraisal.

         Notwithstanding the foregoing Section 4.3, Fixed Rent for the Extended Term shall not be less than the Fixed Rent for the original Term.

                                    ARTICLE V
                         OPERATING AND MAINTENANCE COSTS
                              AND REAL ESTATE TAXES

         5.1. COMMON AREA MAINTENANCE - Tenant shall pay to Landlord as additional rent an additional payment on the first day of each month occurring during the Term hereof one-twelfth (1/12) of the amount of "Common Area Maintenance Costs" (as hereinafter defined) for each twelve month period beginning on each December 1st occurring within the Term, as reasonably estimated by Landlord from time to time according to this Section 5.1 (Common Area Maintenance Costs are currently estimated at $89,000 for the year ending 12/31/97). The "Common Area Maintenance Costs" include the expenses in the following categories and shall be prorated in accordance with the prorations set forth within each category:

         1. Building and Lot Related Expenses, which shall be allocated 100% to Tenant, shall include maintenance of water tight integrity of the roof walls, windows and skylights of the Building (Landlord and Tenant hereby agreeing that in the event that any item for maintenance of the water tight integrity exceeds $5,000, then Tenant shall have the right to require Landlord to obtain 3 competitive bids from a list of subcontractors mutually agreed upon by Landlord, Tenant and Landlord's manufacturer of the item so being maintained); the annual amortized portion for Landlord's cost of Capital Replacements, as defined in Section 6. 1, for any capital items purchased by Landlord in accordance with Section 6. 1, maintenance and repair of, sewer (i.e. on site sewer system), utility, fire main and fire hydrant facilities, and drainage facilities exclusively serving the Building; maintenance of the Building entrance sign; maintenance, repair and striping, snow removal and sanding of the parking and loading area(s) and driveways on the Lot; fertilization, mowing, and watering of lawns on the Lot and landscaping and care of shrubbery and general grounds upkeep of the Lot; changing of street-lamp lights, walk-way lights, and parking lights, and keeping same in proper working condition, and any other services, repairs, or maintenance performed solely for the benefit of the Building; management and Building supervision fees, and insurance premiums procured by Landlord on Tenant's behalf as specified in Article XV;

         2. Traffic Related Expenses, which shall be allocated on the basis of the ratio of the number of parking spaces exclusively for Tenant's use under this Lease to the aggregate total number of parking spaces within the Office Park, shall include snow removal and sanding of common drives and parking lots, maintenance and repair of the Office Park entrance signs, maintenance and repair of Office Park lighting, traffic signals, and traffic control personnel required for the Office Park, maintenance and repair of Office Park walks, and Office Park non-exclusive parking and any other traffic or common Office Park roadway or walk-way related expenses;

         3. Landscaping/Drainage/Other General Office Park Related Expenses, which shall be allocated on the basis of the ratio of the square footage of the Building to the aggregate square footage of all completed buildings including the Building in the Office Park, as such buildings are completed from time to time, shall consist of the maintenance and repair of sewer, utilities, and drainage facilities, maintenance and repair of detention and fire main and fire hydrant facilities which service the Office Park generally and are not exclusive to any single building within the Office Park; fertilization, mowing, and watering of lawns and landscaping and care of shrubbery and general grounds upkeep of access drives, entrance areas and other such portions of the Office Park the landscaping of which actually and substantially benefits the Premises; and liability insurance costs for the Common Areas of the Office Park;

         4. Sewer Treatment Plant Expenses, including real estate taxes associated with sewer treatment plant land and buildings, shall consist of the expenses of operating, maintaining and repairing the sewage treatment plant, which expenses shall be allocated on the basis of the ratio of the square footage of the Building to the aggregate square footage of all completed buildings including the Building on all lots in the Park, as such buildings are completed and connected for service from time to time to the sewer treatment plant, and the annual amortized portion for Capital Replacements or improvements to the plant shall be allocated on the ratio of the Building square footage to the aggregate square footage of all completed buildings in the Office Park.

         Notwithstanding any contrary provision of this Lease, if Landlord incurs any Common Area Maintenance Cost that is properly classifiable as a capital expenditure according to generally accepted accounting principles and good building management practices and the regulations and directives of the Internal Revenue Service, then such Common Area Maintenance Cost shall be amortized over its useful life according to such principles, practices, regulations and directives, and only the annual amortized portion shall be included in Common Area

Maintenance Costs for any twelve month period within the Term.

         Notwithstanding anything to the contrary in this Lease contained, Tenant shall not be required to pay any Common Area Maintenance Costs attributable to:

         1. Repairs which are the responsibility of the Landlord as set forth in Article VI, including, structural repairs, as well as repairs or other work occasioned by fire or other casualty or by the exercise of eminent domain;

         2. Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants, occupants or prospective tenants or occupants of the Office Park;

         3. Interest, principal, ground rent, or other payments under any mortgage, ground lease or other financing of the Lot or the Office Park;

         4.                Any advertising or promotional expenditures;

         5. Services or work provided for other tenants and occupants of the Office Park and not substantially benefiting Tenant on a commensurate basis and any expense for which Landlord is entitled to be reimbursed directly by any such other tenant or tenants;

         6. Overhead or profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Premises to the extent that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate.

         7. Expenses related to salaries, wages, benefits and other expenses of executives, principals, administration staff and other employees of Landlord or Landlord's Management Agent not involved directly in the operations of the Building or Office Park;

         8. Expenses related to leasehold improvements made in connection with the preparation of any portion of the Building or Office Park or occupancy by a new or existing tenant which is not generally beneficial to all tenants of the Building;

         9. Expenses related to efforts to procure new tenants for other buildings or premises located in the Office Park, including advertising expenses, leasing commissions and attorneys fees;

         10. Expenses related to Landlord's general overhead not directly related to the management or operations of the Building or Office Park;

         11.               Expenses related to depreciation of the Building;

         12. Expenses related to Landlord or Landlord's Managing Agents breach or violation of a law, lease or other obligations, including fines, penalties and attorney's fees;

         13. Expenses related to compensation paid to employees or other persons in connection with commercial concessions operated by Landlord or Landlord's Managing Agent;

         14. Expenses related to fees for licenses, permits or inspections resulting from the act or negligence of Landlord, Landlord's Management Agent or any other tenant of the Office Park;

         15. Expenses related to any items with respect to which Landlord receives reimbursement from insurance proceeds or from a third party;

         16. Costs and expenses of construction related to an expansion of the rentable area of the Building or Office Park or the parking areas serving the Building or Office Park;

         17. Expenses related to costs or charges properly chargeable or attributable to a particular tenant or tenants,

         18. Expenses related to any utility or other service used or consumed by other tenants or occupants of the Office Park;

         19. Expenses related to environmental testing, remediation and compliance, Landlord and Tenant hereby agreeing, that this exclusion is not intended to limit the provisions of Section 16.2 of this Lease;

         20. Expenses related to compliance by Landlord with laws existing as of the date of this Lease, including without limitation the American with Disabilities Act and the regulations of the standards thereunder, except to the extent that any such non-compliance was created by Tenant's use of the Premises; and

         21. Management and building supervision fees exceeding 2.5% of annual Fixed Rent.

         Tenant shall be solely responsible for paying all utilities including, but not limited to electricity, water, consumed in the Building or on the Lot, and the electrical bill shall be placed in the Tenant's name and billed directly by the utility to Tenant. If Tenant fails to pay any such bills and such failure continues after written notice to Tenant and the expiration of the applicable grace period, Landlord shall have the right to pay such bills, and to recover such payment from Tenant with any interest and/or penalties chargeable thereon as additional rent. Written notice to

Tenant and grace period will not be applicable in case of emergency with respect to potential damage to persons or property.

         Tenant recognizes that Landlord may retain the services of such independent contractors or affiliates as may be necessary for Landlord to fulfill its obligations hereunder. Landlord shall provide to Tenant within 120 days of the end of each calendar year an annual accounting, in writing, of actual Common Area Maintenance Costs for such calendar year, and Landlord shall maintain complete books and records relating to Common Area Maintenance Costs sufficient to verify these charges and Tenant, its accountants and agents shall have access to such books and records at reasonable times with prior written notice. If the total of Tenant's estimated payments on account of Common Area Maintenance Costs for such calendar year exceeds the actual Common Area Maintenance Costs for such year, Landlord shall repay to Tenant such excess thirty (30) days after the delivery to Tenant of such annual accounting. If the total of Tenant's estimated payments on account of Common Area Maintenance Costs for such calendar year falls short of the actual Common Area Maintenance Costs for such year, Tenant shall pay to Landlord such shortage thirty (30) days after Tenant's receipt of such accounting.

         Based on reasonable estimates of increases in costs covered by this Section, Landlord reserves the right to adjust the amount of Tenant's estimated payments on account of Common Area Maintenance Costs annually at the time of such accounting effective on the first day of each calendar year during the Term hereof upon thirty (30) days' prior written notice to Tenant and upon providing Tenant with documentation supporting such estimates. Any such change shall be effective retroactively to the first day of the calendar year during which the adjustment is made. Notwithstanding anything contained herein, Landlord reserves the right to separately invoice Tenant for Tenant's proportionate share of any actual Common Area Maintenance Costs which exceeds the amount for such item in Landlord's then current estimate of Common Area Maintenance Costs by greater than five percent (5%). Any such change shall be effective retroactively to the first day of the calendar year during which the adjustment is made. None of such Common Area Maintenance Costs shall exceed amounts which are charged for such expenses in the Westford, Massachusetts area for property of the same general type and size as in the Office Park. Landlord agrees that all services to be provided as part of Common Area Maintenance Costs shall be obtained by Landlord at commercially reasonable, competitive market rates consistent with the operation of comparable office buildings in the Westford, Massachusetts area.

         5.2 TAX EXPENSE Tenant shall pay directly to the relevant taxing authority (or to Landlord if required by Landlord's mortgagee) real estate taxes assessed with respect to any period included in the Term hereof (on a pro rata basis at the beginning or end of the Term) attributable to the Lot and the Building and any assessment, levy, penalty, imposition or tax (including any tax which may replace or be assessed in lieu of any of the foregoing), and any interest due thereon, assessed with respect to any period included in the Term by any authority and agency having the direct power to tax against the Lot and the Building (the "Tax Expense"); provided, however, (i) if the amount of any real estate taxes or any such assessment, levy, penalty, imposition or tax may lawfully be paid in installments, Tenant may pay such amount over the maximum period permitted by law, and only the portion of such amount required to be paid with respect to any period in the Term shall be included in the Tax Expense for such period, (ii) if the Term includes a partial fiscal tax year at its beginning or end, the real estate taxes or any such assessment, levy, penalty, imposition or tax for such tax years shall be prorated according to the satisfaction of the total number of days in such tax year that are within the Term, and only such prorated portion shall be included in the Tax Expense; and (iii) Tenant shall have no obligation to pay any assessment, levy, penalty, imposition or tax arising out of a breach or violation by Landlord or any previous owner or occupancy of the Lot or the Building of any law or obligation. The term "real estate taxes" means the real estate taxes, betterment assessments, water and sewer use rents, rates or charges, and such other governmental charges and impositions which are or may be charged, levied, assessed, imposed or become due and payable with respect to the Lot, Building, and other improvements comprising the Premises. All such payments shall be made no later than ten (10) days prior to the date when interest or penalty would accrue for non-payment or ten (10) days after Landlord provides Tenant with the real estate tax bill, whichever is later. Tenant shall furnish to Landlord copies of such bills and receipts evidencing payment for Landlord's records. Real Estate Taxes are currently estimated at $51,000 for fiscal year 1998.

         Tenant shall also pay all personal property taxes for Tenant's personal property on the Premises or used in connection therewith. To the extent permitted by law, Tenant shall pay, when due, taxes levied or assessed against Landlord by reason of this Lease on the rental or any other payment required to be made hereunder whether said taxes are assessed solely on the rental payment hereunder or jointly with other rentals collected pursuant to any law or ordinance now existing or hereafter enacted (other than taxes levied on the net income of Landlord derived therefrom as part of a state or federal income tax law applicable to Landlord's income, and any income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, rent, inheritance, devolution, gift, estate, payroll or stamp tax by whatsoever authority, imposed or howsoever designated or any tax upon the sale, transfer and/or assignment of Landlord's title or estate which at any time may be assessed against or become a lien upon all or any part of the

Premises or this leasehold). Notwithstanding the foregoing, Tenant shall have no responsibility for late payment penalty or interest if Tenant's payment was timely as above provided.

         5.3. TAX ABATEMENT - Tenant shall have the right to contest in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such personal property taxes payable by it hereunder, including the right on behalf of, and in the name of the Landlord, to seek abatements thereto. The Landlord shall reasonably cooperate with Tenant, at Tenant's sole expense, in any such contest or abatement proceedings. In the event that Tenant determines not to contest such taxes and Landlord desires to file such contest, Landlord shall give written notice of that fact to Tenant and shall have the sole right as to such tax bill to contest in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such other taxes payable by Tenant hereunder, including the right to seek abatements thereto. In such event, the Tenant shall reasonably cooperate with Landlord, at Landlord's sole expense, in any such contest or abatement proceedings. Any tax abatement or rebate received shall be allocated to the parties in the same proportion as payment.

         If Landlord shall receive on behalf of the Lot or the Building a rebate or abatement on any tax paid by Tenant, then after deducting therefrom any costs reasonably incurred by Landlord in obtaining such rebate or abatement, all of such net rebate or abatement relating to the Lot or the Building or to personal property taxes assessed against the Tenant's personal property shall be returned to Tenant to the extent that such rebate or abatement relates to payment made by the Tenant and not reimbursed by Landlord. If Tenant shall receive on behalf of the Lot or the Building a rebate or abatement on any tax paid by Tenant, then after deducting therefrom any costs reasonably incurred by Tenant in obtaining such rebate or abatement, all of such net rebate or abatement related to the Lot, the Building or to personal property taxes assessed against the Tenant's property shall be retained by Tenant, as its sole property, to the extent such rebate or abatement relates to a payment made by Tenant and not reimbursed by Landlord. The remaining portion of such net rebate or abatement shall promptly be returned to Landlord.

                                   ARTICLE VI
                              LANDLORD'S COVENANTS

         6.1 LANDLORD'S COVENANTS DURING THE TERM - Landlord shall be responsible during the Term, at Landlord's expense and not as a cost allocable to Tenant under Section 5.1, for the structural integrity of the Building and damage and destruction due to casualty or eminent domain (except as set forth in Article XIII or below in this Section 6.1 or in Section 11.1 to the contrary). Landlord shall perform necessary repairs to maintain the structural integrity of the Building (except that such repairs shall not be required in the case of settling or sagging of the above items within standard engineering tolerance provided that the settling and sagging does not affect the surface or structural integrity of the Building or render the Building unsafe or unfit for normal use, or for damage or deterioration resulting from overloading by Tenant breaching the loading provisions of this Lease, or from misuse or negligence of Tenant).

         Landlord shall also be responsible for (i) all exterior maintenance, repairs and replacements necessary to keep in good condition and working order the trees, shrubs, plants, landscaping, parking areas, driveways and walkways on the Lot, (ii) for such repairs as are required by Article XIII hereof, (iii) compliance with all laws applicable to the Building, the Lot or Office Park, and
(iv) all Capital Replacements (as hereinafter defined) to the heating, ventilating, air conditioning, plumbing, electrical, emergency and other mechanical equipment and systems of the Building (collectively, the "Building's Systems"), so long as such replacement was not required due to negligence or excessive use of such capital items by Tenant. "Capital Replacement" shall mean any replacement, the cost of which is classifiable as a capital expenditure according to generally accepted accounting principles or the regulations or directives of the Internal Revenue Service. Landlord will be commercially reasonable and shall use good building management standards in making Capital Replacement decisions. All costs and expenses under this Section 6.1 shall be chargeable to Tenant pursuant to the provisions of Article V, except as otherwise expressly provided in Section 5.1 or this Section 6.1. All other repairs and maintenance, except as specifically otherwise provided herein, shall be the responsibility of the Tenant.

         In the event that Tenant gives notice to Landlord of a condition which Tenant believes requires Landlord's repairs or a condition which, if left uncorrected, will necessitate Landlord's repair, then, in accordance with the terms of this Section 6.1, Landlord shall respond promptly to investigate such condition and, if such repairs are Landlord's obligation hereunder, Landlord shall commence promptly to repair same and to diligently complete said repair. Tenant agrees during the Term to provide Landlord notice as soon as reasonably possible of any condition known to Tenant which might require, or if left uncorrected will necessitate, Landlord's repair pursuant to this Section 6.1. Tenant shall have the right to require, at reasonable times and with reasonable notice, a representative of Landlord to inspect the Building for repairs which may be the responsibility of Landlord.

         6.2 INTERRUPTIONS - Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages to the Building or from the necessity of Landlord's entering the Premises, subject to Section 12.3, for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or improvements or the Lot or Park, provided, however, (i) Landlord shall use reasonable efforts to remedy such losses or shortages as quickly as possible and (ii) Landlord, in making any such entry, repairs or improvements shall not materially interfere with Tenant's use and occupancy of the Premises. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in
Article XIII hereof, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord agrees to provide Tenant with reasonable advance notice prior to entering the Premises except in the case of emergency.

         Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed, provided that (i) the Landlord shall complete repairs as soon as reasonably possible and (ii) Landlord makes reasonable efforts to end the stoppage. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid interference with Tenant's use and occupancy of the Premises.

                                  ARTICLE VII
                             LANDLORD'S WARRANTIES

         Landlord warrants and represents and covenants and areas as follows:

         (a) Fee simple title to the Premises is vested in the Landlord.

         (b) Landlord has the power and authority to enter into this Lease and perform the obligations of Landlord hereunder. This Lease and all other documents executed and delivered by Landlord constitute legal, valid, binding and enforceable obligations of Landlord, and there are no claims or defenses, personal or otherwise, or offsets whatsoever to the enforceability or validity of the Lease.

         (c) Landlord agrees to put all HVAC, mechanical and electrical equipment currently in the Building in good operating condition prior to the date of Tenant's permitted access thereto as set forth in Section 9.2.

                                  ARTICLE VIII
                                 USE OF PREMISES

         Tenant may use the Premises for the Permitted Uses specified in Section
1.1 of this Lease.

                                   ARTICLE IX
                           PREPARATION OF THE PREMISES

         9.1      INITIAL CONSTRUCTION

         Tenant shall, on or before Tenant's Design Completion Date, provide to Landlord for approval: a complete set of construction drawings and specifications (collectively, the "Complete Plans"), which shall be prepared at Tenant's expense by "Tenant's Architect", (hereinafter defined) showing and listing all improvements Tenant intends to make to the Premises, (collectively, the "Tenant's Work"). The Complete Plans shall include but shall not be limited to:

         a.       Built-in Furniture and Equipment Layout Plans
         b.       Dimensioned Partition Plans
         c.       Electrical and Telephone Outlet Plans

         d.       Reflected Ceiling Plans
         e.       Door and Hardware Schedules
         f Room Finish Schedule including wall, carpet, and floor tile colors
         g.       Electrical and Mechanical Engineering Plans

         Landlord and Tenant shall initial the Complete Plans after the same have been submitted by Tenant and approved by Landlord. At the time of such approval by Landlord, Landlord agrees to notify or indicate what items will be required to be removed by Tenant at the Term Expiration Date, or any extensions thereto.

         Landlord acknowledges that Tenant has selected Newbury Design Associates as "Tenant's Architect", which architect is acceptable to Landlord.

         Landlord and Tenant acknowledge that the Complete Plans may not be finalized at the time of Lease execution.

         "Tenant's Finish Work" which includes specification, coordination, supply and installation of furniture, furnishings, telephones and movable equipment will be the responsibility of Tenant. All of Tenant's Finish Work, and later changes or additions shall be coordinated with the Tenant's Work being performed by Landlord in such a manner as to maintain harmonious labor relations and not damage the Building or Lot or interfere with Building operations. Except for the Tenant's Finish Work (which such term includes as aforesaid the installation of the telephone systems, which must be performed by Tenant's telephone contractor at Tenant's direction and expense (all telephone equipment, including the telephone interface, shall be installed within the Premises), all Tenant's Work shall be performed at Tenant's expense by Landlord or a general contractor selected by Tenant, if prior written approval is granted from Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. In the event Tenant elects to use a contractor other than Landlord, Tenant shall notify Landlord by September 15, 1997 and (i) Tenant agrees to pay Landlord on the Commencement Date a fee of one and one half percent (1.5%) of the cost of the Tenant's Work and (ii) Landlord may require Tenant's general contractor to use a roofing contractor selected by Landlord if any work is to be done to the roof. Notwithstanding anything contained in
Section 9.2 of this Lease, in the event Tenant elects to use a general contractor other than Landlord, the Term shall commence on the Scheduled Term Commencement Date and Fixed Rent shall commence on such date, regardless of whether or not the Tenant's Work is completed by that date.


         In the event Tenant elects to use Landlord to perform the Tenant's Work, Tenant shall pay therefor to Landlord within ten (10) days of receipt of Landlord's Construction Statement (as defined below) (x) the cost of the Tenant's Work specified in the Complete Plans listed on the "Landlord's Construction Statement" (hereinafter defined) as completed, plus a Landlord's contractor's of six percent (6%) of such cost (collectively, the "Tenant Improvement Reimbursement" or "TIR") and (y) an additional amount equal to the cost of any changes from the Complete Plans initiated by Tenant by submission to Landlord of a Form of Work Change Order as hereinafter provided, less any holdbacks by Landlord to subcontractors or for any "Punch List Work" (as defined in Section 9.2), which amount shall be due and payable as construction of the Tenant's Work progresses, on submission by Landlord to Tenant of a statement ( the "Landlord's Construction Statement") on or about the fifth day of each month listing the Tenant's Work completed as of the date of the Landlord's Construction Statement, the construction costs incurred for the preceding month for such completed Tenant's Work, the aforementioned 6% fee and any costs related to such changes from Tenant's Work. The

Landlord's Construction Statement shall be accompanied by a certificate of Landlord's contractor that all payments then due to laborers, materialmen, and subcontractors have been made. Landlord shall be responsible for all payments due to laborers, materialmen, and subcontractors in connection with Tenant's Work, such that the Premises shall on the Commencement Date be free of all materialmen or mechanics liens. In no event shall any of the foregoing costs remain unpaid as of the Commencement Date.

         A copy of all Landlord's Construction Statements shall be sent to Tenant's Architect for approval in order to verify that all work listed therein has been satisfactory completed. Tenant's Architect shall also have the right to periodically inspect the quality and progress of Tenant's Work.

         If Landlord is selected by Tenant to construct the Tenant's Work, then Landlord shall provide Tenant with construction cost estimates based on the Complete Plans, including a breakdown thereof, the name of the subcontractor, if available, and the work and/or materials provided. Unless otherwise mutually agreed upon by Landlord and Tenant, in the pricing of the cost of the Tenant's Work, Landlord agrees to obtain three (3) bids from qualified subcontractors selected from a master list of subcontractors mutually prepared by Landlord and Tenant prior to the soliciting of bids for any item of the Tenant's Work, but only to the extent that the same exceeds ten thousand dollars ($10,000.00). Giving due consideration to factors such as price, delivery commitments, and to Landlords' construction experience, Landlord shall have the right to select which subcontractor shall be awarded the work.

         Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises so that the Premises can be used for the Permitted Uses under this Lease on lease termination or increasing, the cost of construction, insurance or taxes on the

         Building or of Landlord's services called for by Section 5.1, unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Tenant's Work. All changes and additions shall be part of the Building, except such items as Landlord determines in writing at the time of approval shall be either removed or left in the Premises or Building on termination of this Lease.

         The Tenant may request changes to Tenant's Work by altering, adding to, or deducting from Tenant's Work as set forth in the Complete Plans, subject to Landlord's prior written approval, which such approval shall not to be unreasonably withheld, conditioned or delayed, and in accordance with the form of Work Change Order attached hereto as Exhibit H. Any Work Change Order which constitutes a reduction or increase in the overall cost of Tenant's Work shall be credited against or added to the cost of the Tenant's Work, as the case may be.

         9.2 PREPARATION OF PREMISES FOR OCCUPANCY

         If Landlord is obligated to perform the Tenant's Work pursuant to
Section 9.1 and the Complete Plans, Landlord agrees to use reasonable efforts to have the Premises ready for occupancy on or before the Scheduled Term Commencement Date, which shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to, obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control. The Premises shall be deemed ready for occupancy on the earlier of:

         (a) The date on which Tenant occupies all or any part of the Premises for the Permitted Uses under the Lease; or

         (b) The date on which the Tenant's Work, as specified on the Complete Plans, are Substantially Completed, as hereinafter defined, as certified by Tenant's Architect and Landlord's architect; and Landlord has delivered to Tenant copies of all permits and approvals required to be obtained from any governmental agency prior to occupancy of the Premises by Tenant, including, without limitation, a certificate of occupancy from the Town of Westford or a temporary certificate of occupancy from the Town of Westford which allows Tenant to use and occupy the Premises for the Permitted Uses (including the elevators), and which temporary certificate of occupancy is not conditional on the performance of any work other than the Punch List Work, as defined below, except that such permit(s) and approval(s) shall not be required as a condition of Substantial Completion (as hereinafter defined) if Landlord is unable to secure the same due solely to Tenant's failure to complete Tenant's Finish Work as specified in Section 9.1 above (which date, subject to additional terms and provisions of this
                       Section 9.2, shall hereinafter be referred to as the date of "Substantial Completion".

         The date of "Substantial Completion" shall mean that (i) Tenant's Architect and Landlord's architect have certified that the Tenant's Work has been completed fully except for Punch List Work (as hereinafter defined), (ii) all such permits and approvals as set forth above in Section 9.2(b) have been obtained by Landlord and delivered to Tenant and (iii) Tenant can use and occupy the Premises for the Permitted Uses. "Punch List Work" shall mean those matters
(x) which while incomplete do not materially interfere with Tenant's use and occupancy of the

Premises for the Permitted Uses and (y) the completion of which will not unreasonably interfere with Tenant's use and occupancy of the Premises for the Permitted Uses.

         On the date of Substantial Completion, Landlord and Tenant shall prepare a punch list signed by the Landlord and Tenant listing the Punch List Work and an agreed-upon cost therefor. One Hundred and Fifty Percent (150%) of the cost of completion of the Punch List Work shall be withheld from the last TIR; and at such time as Landlord shall complete the Punch List Work and Tenant's Architect and Landlord's architect have approved the completion of the Punch List Work, Tenant shall deliver or cause to be delivered to Landlord the amount stated in the punch list for the Punch List Work which has been completed. If completion of the Punch List Work has not been accomplished within thirty days after the date of Substantial Completion, Tenant may have the Punch List Work completed by its contractor(s) and deduct the cost of such work from the retainage from the last TIR as aforesaid.

         If Landlord is unable to complete construction due to delay in Tenant's compliance with the provisions of Section 9.1 of this Lease, then the Premises shall be deemed ready for occupancy no later than the Scheduled Term Commencement Date.

         Landlord shall permit Tenant access to the Building sixty (60) days prior to the Scheduled Term Commencement Date for the purpose of completing the Tenant's Finish Work in the Premises prior to the Term when it can be done without material interference with Landlord's remaining work or for allowing Tenant's general contractor to complete the Tenant's Work, as the case may be. All of such work to be constructed by Tenant, or its contractors, shall be completed in such manner as to not materially damage the Premises or Lot or materially interfere with the operation of the Building. In addition, such access shall be subject to the following conditions: (i) Tenant's contractors, agents or employees work in a harmonious labor relationship with Landlord's general contractor, and (ii) reasonable prior written notice is given to Landlord or its general contractor specifying the work to be done and Landlord approves Tenant's construction drawings, which approval shall not be unreasonably withheld, conditioned or delayed. During the period of any preoccupancy of the Premises by Tenant (or its contractors) prior to the commencement of the Term, no Fixed Rent or additional rent or other charges shall accrue or be payable, but otherwise such pre-occupancy shall be subject to and with the benefit of all the terms, covenants and conditions contained in this Lease.

         In the event of Tenant's failure to comply with the provisions of
Section 9.1 of this Lease, or to submit information, or to deliver construction drawings and specifications which meet Landlord's approval, Landlord shall, exercisable by notice to Tenant, deem the Commencement Date to have occurred on the Scheduled Term Commencement Date. Notwithstanding the foregoing provisions, if the Premises are not deemed ready for occupancy, as set forth above in
Section 9.2, on or before the Outside Delivery Date for whatever reason, other than Tenant's default, Tenant may elect to cancel this Lease at any time after 5:00 PM on the day following the Outside Delivery Date, while the Premises are not deemed ready for occupancy, as set forth above in Section 9.2, by giving notice to Landlord of such cancellation which shall be effective when given, it being understood that said election shall be Tenant's sole remedy at law or in equity for Landlord's failure to have the Premises ready for occupancy.

         9.3 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

         All construction work required or permitted by this Lease, whether performed by Landlord or by Tenant shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. If Landlord is selected to perform the Tenant's Work, then

Tenant's Architect may inspect the quality and progress of Tenant's Work at reasonable times and shall promptly give notice of observed defects. If Tenant's Work is not performed by Landlord, then Landlord's architect shall have the right to inspect Tenant's Work at reasonable times and shall promptly give notice of observed defects pertaining to the structure of the Building.

         9.4 REPRESENTATIVES

         Each party authorizes the other to rely in connection with their respective rights and obligations under this Article IX upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

                                   ARTICLE X
                              COMPLIANCE WITH LAW

         10.1 TENANT COMPLIANCE - Tenant shall comply, at Tenant's sole expense, with all applicable laws, ordinances, regulations and orders of any governmental authority (collectively "the Laws") if such compliance is necessitated by reason of Tenant's actual use of the Premises, which use shall in any event be in conformity with the Permitted Uses as specified in Section 1.1 of this Lease. Except for Tenant's obligations under the preceding sentence, Landlord shall comply with all Laws applicable to the Building, the Lot or the Office Park.

         10.2 NOTICE - Tenant shall have the right upon giving notice to Landlord to contest any obligation imposed upon Tenant pursuant to the provisions of this Article and provided the enforcement of such requirement or law is stayed during such contest and such contest will not subject the Landlord to criminal penalty or jeopardize the title to the Premises or otherwise affect the Premises in any material adverse way. Landlord and Tenant shall each cooperate with the other in any such contest and shall execute any documents reasonably required in the furtherance of such purpose.


                                   ARTICLE XI
                     ALTERATIONS, ADDITIONS AND IMPROVEMENTS

         11.1 ALTERATIONS - Tenant may, from time to time, at its own cost and expense and without the consent of Landlord, make non-structural non-roof alterations, additions or improvements to the interior of the Premises (collectively herein called "Alterations") whose cost in any one instance is Thirty Thousand Dollars and 00/100 Dollars ($30,000.00) or less, provided Tenant first notifies Landlord in writing of any such Alterations. If Tenant desires to make any non-structural non-roof Alterations costing in excess of Thirty Thousand Dollars and 00/100 Dollars ($30.000.00) in any one instance or any other alteration, Tenant must first obtain the consent of Landlord thereto, which consent shall not be unreasonably withheld, conditioned or delayed. In the instances where Landlord consent is required above, if Landlord reasonably concludes that the Alterations involve any construction, alterations or additions requiring unusual expense to readapt the Premises so that the Premises can be used for the Permitted Uses as defined in this Lease on the Term Expiration Date, then Landlord shall require by written notice to Tenant at the time of approval that such readaptation will be made prior to such Term Expiration Date without expense to Landlord.

         If Tenant desires to make any structural or roof alterations to the Premises, Tenant must first obtain the consent of Landlord thereto. If Landlord consents to alterations affecting such structural components or the roof, Landlord shall be relieved of further maintenance and repair responsibility for the structural components affected by such alterations, and Tenant shall assume such responsibility, with respect to that portion of the structural components (in its entirety), if any, to which the consent relates, except that Landlord agrees upon request of Tenant to have such alterations be performed by Landlord or a contractor hired by Landlord, at Tenant's expense, in which event Landlord shall not be relieved of any responsibility it may have to the component to be altered.

         Except as permitted in Section 12.2, if Tenant desires to make any alterations to the precast panels, or to the exterior of the Building, or Lot, Tenant must first obtain the prior written consent of Landlord thereto, which may be withheld in Landlord's sole discretion.

         Any and all such Alterations may be done by any general contractor chosen by Tenant provided any such general contractor is reputable, bondable by reputable bonding companies, carries the kind of insurance and in the amounts set forth in Section 11.5 below. Notwithstanding the foregoing, no such bonding is required for non-structural, non-roof Alterations.

         11.2 LANDLORD PERFORMANCE OF ALTERATIONS - If Tenant, in its sole discretion, wishes Landlord to perform the work of making Alterations for Tenant, other than the Tenant's Work to be completed under Article IX, such work shall be performed at actual cost, plus a fee of fifteen (15%) percent.

         11.3 TENANT PERFORMANCE OF ALTERATIONS - Tenant in making any Alterations shall cause all work to be done in a good and workmanlike manner using materials equal to or better than those used in the construction of the Tenant's Work and shall comply with or cause compliance with all laws and with any direction given by any public officer pursuant to law. Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required in connection with the making of the Alterations. Landlord shall cooperate with

Tenant in the obtaining thereof and shall execute any documents reasonably required in furtherance of such purpose, provided any such cooperation shall be without expense and/or liability to Landlord.

         11.4 REMOVAL OF ALTERATIONS - At any time during the Term of this Lease, or on the Term Expiration Date, Tenant may remove any Alterations made, unless Landlord has indicated in writing at the time of approval of such Alterations that such Alterations are required to remain on the Premises. In the event of a removal of any Alterations by Tenant, Tenant shall, at its sole cost, repair any damage to the Premises caused by such removal.

         11.5 GENERAL PROVISIONS At least annually if such Alterations have occurred during the past calendar year, Tenant shall furnish to Landlord as-built sepias and, if applicable, operating manuals, of the work done by Tenant during such past year and copies of all permits issued in connection therewith. For all of Tenant's Alterations, whose cost in any one instance is in excess of $30,000.00, all of Tenant's construction drawings must be prepared at Tenant's expense by an architect or engineer approved by the Landlord and Landlord's engineer, which approval shall not be unreasonably withheld or delayed. Landlord and Tenant shall initial the construction drawings after the same have been submitted by Tenant to Landlord and approved by Landlord. All of Tenant's alterations which cost in any instance is in excess of $30,000.00, shall be constructed by a reputable general contractor, and Landlord may require that the electrical, heating ventilation and air conditioning, and sprinkler subcontractors be approved by Landlord, such approval not to be unreasonably withheld or delayed.

         Tenant shall have its contractor procure and maintain in effect during the term of such Alterations, the following insurance coverages with an insurance company or companies authorized to do business in the Commonwealth of Massachusetts.

         (a) Worker's Compensation and Occupational Disease Insurance in accordance with the laws of the Commonwealth of Massachusetts, along with a "All States" and "Voluntary Compensation" coverage endorsement.

         (b) Employees Liability insurance with a limit of $100,000.00 per person per accident, $100,000.00 per person by disease, and $500,000.00 per policy by disease.

         (c) Comprehensive General Liability including Personal Injury and Property Damage in the amount of a combined single limit of $2,000,000.00 each occurrence. Coverage must include the following:

             (1)      premises - operations;
             (2)      elevators and hoists;
             (3)      independent contractor;
             (4)      contractual liability assumed under this contract.

         (d) Comprehensive Auto Liability including Personal Injury and Property Damage in the amount of a combined single limit of $500,000.00 each occurrence. Coverage must include the following:

             (1) owned vehicles;
             (2) leased vehicles;
             (3) hired vehicles;
             (4) non-owned vehicles.

         (e) Owner and Contractor Protective Liability including Personal Injury and Property Damage in the amount of a combined single limit of $1,000,000.00 each occurrence.

                              ARTICLE XII TENANT'S
                                   COVENANTS

         12.1 MAINTENANCE AND REPAIR - Except as provided in Sections 6.1 with respect to maintenance, repair and other such obligations of Landlord and 13.1 except with respect to repair and restoration of damage or destruction arising out of a fire or other casualty or the exercise of eminent domain, and except as to reasonable wear and tear, Tenant shall: keep the Premises and all fixtures thereon and therein in good repair, operating condition and working order; make all structural repairs necessitated by Tenant's misuse or negligence; make and perform or cause to be made or performed all interior maintenance, repairs, and replacements necessary to keep the Premises in such condition, including, without limitation, by their inclusion, interior repainting, and replacement of glass damaged or broken and of floor and wall coverings worn or damaged; keep all roof drains clear of blockage by snow and other obstructions or debris; except for Capital Replacements (except as otherwise set forth in Section 6.1), keep all plumbing, lighting, elevator, heating, ventilating, air conditioning and other utility and mechanical systems in the Premises properly maintained and operating in good operating condition; and except for Capital Replacements (except as otherwise set forth in Section 6. 1), properly maintain the plumbing, lighting, elevator, heating, ventilating, air conditioning and other utility and mechanical systems in accordance with any manufacturers warranty and product standards with fully licensed contractors and under contracts, each reasonably acceptable to Landlord, qualified to perform the service. Landlord and its agents reserve the right to inspect the systems to insure proper maintenance in accordance with Section 12.3 of this Lease. If Landlord, in Landlord's reasonable judgment, determines such systems have not been properly and adequately maintained, as herein required, then Landlord, after written notice to Tenant and the expiration of the applicable grace period, shall have the right to remedy such maintenance deficiency and apportion all reasonable costs of such inspections and maintenance to Tenant's Common Area Maintenance Costs specified in Article V, Landlord and Tenant hereby agreeing that written notice or grace period not to be applicable in case of emergency with respect to persons or property.

         Tenant further covenants to (i) neither commit nor suffer waste and
(ii) at the expiration or termination of this Lease peaceably to yield up the Premises in such order, repair and condition as Tenant is required to maintain hereunder, first removing all goods and effects of Tenant which Tenant is required to remove or which Tenant is permitted to remove and desires to remove and (iii) to repair all damage caused by such removal leaving the Premises clean and neat and in a condition as required under the terms of this Lease.

         12.2 SIGNS - Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed (but may be withheld in Landlord's sole discretion if Tenant is not leasing at least sixty-six percent (66%) of the Building), (a) paint, place or replace any signs on the Lot or the Premises or anywhere on the exterior of the Building (notwithstanding the provisions of Section 11.1 to the contrary), or
(b) place any curtains, blinds (other than standard vertical blinds), shades, awnings, or flagpoles, or the like, in the Premises or anywhere on or in the Building visible from outside the Building. Tenant shall pay the expenses involved in the erection of any sign and of obtaining permits therefor. Tenant warrants that it shall obtain (and furnish copies thereof to Landlord) all necessary permits and approvals in compliance with local codes and ordinances prior to erecting any such sign (s) and, at Landlord's request, Tenant shall remove said sign (s) upon the termination of this Lease.

         12.3 ENTRY AND INSPECTION - Tenant shall permit Landlord and Landlord's agents and invitees at reasonable times and upon reasonable advance notice except in emergency in which case notice may be given by telephone or in person, during Tenant's regular business hours: to examine the Premises, and, if Landlord shall so elect, to exercise its rights and perform its obligations under this Lease; to show the Premises to prospective purchasers, prospective or actual mortgagees, and prospective or actual institutional investors; and, at any time within twelve (12) months preceding the expiration of the Term, to show the Premises to prospective tenants, and to affix to any suitable part of the exterior of the Building and/or the Premises, but not so as to interfere unreasonably with any of the signs or the windows of the Tenant, a notice to letting or selling the Premises, and to keep the same so affixed without hindrance; provided, however, Landlord shall not unreasonably interfere with Tenant's use or occupancy of the Premises.

         12.4 MISCELLANEOUS Tenant agrees during the Term and so long as Tenant's occupancy continues:

         (a) Not to permit its employees and officers to use any parking spaces other than those described in Exhibit "A" and in Section 2.1 of this Lease, and to make every reasonable effort to keep its invitees from using any spaces other than those on the Premises; any governmental charges or surcharges or other monetary obligations imposed by a governmental agency relative to parking rights with respect to the Premises shall be considered as a Tax Expense and shall be payable by Tenant in the manner and to the extent provided under the provisions of Article V, subject to the Tenant's right to contest the same at Tenant's expense in good faith and by appropriate proceedings.

         (b) Not to injure or deface the Premises, or Lot; and not to permit in the Premises any public auction, nuisance or the emission from the Premises of any objectionable noise or odor; nor any use thereof which is contrary to law or ordinances or liable to invalidate or materially increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Premises, unless Tenant is willing to pay for, at its sole cost and expense, and conduct such alteration or addition, including obtaining any and all necessary permits and approvals in connection with such construction thereof.

         12.5 SAFETY APPLIANCES - Tenant agrees to keep the interior of the Building equipped with all safety appliances, required by law or ordinance or any other regulation of any public authority and to procure all licenses and permits so required because of the Permitted Uses.

         12.6 LOADING - Tenant covenants and agrees not to place a load upon the Premises exceeding 100 pound load per square foot of floor area above the first floor of which the Premises are constructed, and 200 pounds live load per square foot of floor area for at grade slab.

         12.7 LABOR OR MATERIALMEN'S LIENS - Tenant covenants and agrees not to cause or permit any liens for labor or materials performed or furnished at the request of Tenant or its agents, employees or contractors to attach to the Premises, or in the event of any such lien so attached to the Premises, Tenant, within ten (10) days after receiving notice of such lien, shall discharge or bond over any such liens which may so attach. Tenant may contest any such lien in good faith at Tenant's sole expense and by appropriate proceedings so long as the Landlord's interest in the Premises is not jeopardized.

         12.8 RULES AND REGULATIONS - Tenant agrees to comply with the Rules and Regulations set forth in Exhibit "B" and all other reasonable Rules and Regulations of general applicability to tenants and owners of other lots in the Office Park, hereafter made by Landlord, of which Tenant has been given advance written notice, for the care and use of the Premises, the Building, the Common Areas and the Office Park and approaches as further described in the Office Park Covenants attached hereto as Exhibit "C". Such Rules and Regulations shall not unreasonably interfere with Tenant's use or occupancy of the Premises, and to the extent any such Rules and Regulations conflict with this Lease, this Lease shall control. Landlord shall enforce all such Rules and Regulations uniformly against all tenants.

         12.9 TENANT'S COVENANTS - Tenant has the power and authority to enter into this Lease and perform the obligations of Tenant hereunder. This Lease and all other documents executed and delivered by Tenant constitute legal, valid, binding and enforceable obligations of Tenant.

                                  ARTICLE XIII
                            CASUALTY AND CONDEMNATION

         13.1 CASUALTY - In case during the Term all or any substantial part (i.e. requiring greater than twelve (12) months to rebuild, as reasonably determined by Landlord's architect) of the Building is damaged by fire or any other casualty ("Substantial Casualty"), then this Lease shall, except as hereinafter provided, terminate at Landlord or Tenant's election, which may be made by written notice given to the other party within thirty (30) days after the casualty, which notice of termination shall specify the effective date of termination which shall not be more than sixty (60) days after the date of receipt of notice of such termination. In the event of any such Substantial Casualty, the Fixed Rent and additional rent shall be abated entirely as of the date of such casualty. In the event of any fire or casualty to the Building, unless the Lease is so terminated, Landlord shall with reasonable diligence, repair, replace and restore the Building into substantially the same condition as it was prior to the casualty for use and occupation to the extent of the proceeds of insurance, less adjuster's fees, and other reasonable expenses of collection plus insurance deductibles to be paid by Tenant as hereunder provided. However, if such damage is not repaired and the Building restored to substantially the same condition as it was prior to such damage within a period of twelve (12) full calendar months from the date of such damage, Tenant within thirty (30) days from the expiration of such period or from the expiration of any extension thereof pursuant to the terms hereof may terminate this Lease by notice to Landlord, specifying, a date not more than sixty (60) days after the giving of such notice on which the term of this Lease shall terminate. The period within which the required repairs may be accomplished shall also be extended by the number of days lost as a result of unavoidable delays, which term shall be defined to include all delays referred to as Force Majeure in 26.12. up to a maximum period of sixty (60) days. Tenant shall, in any fire or other casualty which creates a Landlord repair obligation in accordance with the terms of this Article, upon receipt of written notice and supporting back up documentation, pay to Landlord prior to Landlord commencing construction of such repair the then applicable insurance deductible. In addition, Tenant shall pay Fixed Rent as required by this Lease for any portion of the Term not covered by rent insurance as required to be obtained by Landlord in Section 15. 1.

         If the Premises shall be damaged by fire or other casualty, the Fixed Rent and other charges payable by Tenant under this Lease shall abate or be reduced proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use and/or occupancy of the Premises. Such abatement or reduction shall end, if and when, Landlord shall have restored the Premises to substantially the same condition in which the Premises were prior to such damage.

         13.2 ADDITIONAL CASUALTY PROVISIONS

         (a) Landlord shall not be required to repair or replace any of Tenant's business machinery, equipment, cabinet work, furniture, personal property and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises, necessitated by a fire or other casualty; provided, however, Landlord shall use reasonable efforts not to interfere with Tenant's use and occupancy of the Premises.

         (b) In the event of any termination of this Lease pursuant to this
Article XIII, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Term Expiration Date. Tenant shall have access to the Premises at Tenant's sole risk for a period of thirty (30) days after the date of termination in order to remove Tenant's personal property except as prohibited by any applicable Governmental agency or official.

         13.3 CONDEMNATION/EMINENT DOMAIN - In the event that the whole or substantially all of the Building shall be permanently taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, then (and in any such event) this Lease and the Term hereof shall automatically be terminated as of the effective date of such taking, appropriation or condemnation.

         In the event that more than a material part (i.e. greater than 30%) of the floor area of the Building, or any material part of the means of access ( "material" in the case of access shall mean so as to substantially interfere with the use of the Building), or any material parking ("material" in the case of parking shall mean the reduction of parking spaces to less than three
(3)parking spaces per 1,000 square feet of Building), shall be so taken, appropriated or condemned for a period in excess of one year, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing to Landlord of its election so to terminate within sixty (60) days following the effective date of such taking, appropriation or condemnation. With respect to reductions in parking, Landlord may suspend the effectiveness of such notice by giving its own notice to Tenant within five (5) days of receipt of Tenant's notice that Landlord shall either (i) remove the impairment to Tenant's use of the Building by repairing the Building as soon as practicable, or (ii) provide substitute parking spaces equal to the number taken within reasonable proximity to the Premises within a reasonable time period, it being agreed that reasonable time includes weather-related delays associated with winter and spring site work and paving.

         In the event of any such termination, this Lease and Term hereof shall expire as of the date specified in such notice of termination from Tenant, which date shall not be more than sixty (60) days after the date of such notice, as fully and completely as if such date were the date herein originally scheduled as the Term Expiration Date. If this Lease is not terminated as above set forth, Landlord shall, with reasonable diligence and up to the amount of the award, restore the remainder of the Premises, and the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Fixed Rent and additional rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto and parking shall be permanently abated, and (ii) a just proportion of tile remainder of the Fixed Rent and additional rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto and parking shall be abated until what remains of the

Premises and the means of access thereto and parking, shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder.

         13.4 RESERVATION OF AWARD - Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them accruing by reason of exercise of eminent domain and Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is understood and agreed, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) Tenant's Property as defined in Section 18.1 of this Lease, or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.

                                   ARTICLE XIV
                              RIGHTS OF MORTGAGEES

         14.1 PRIORITY OF LEASE - Landlord shall use reasonable efforts to provide to Tenant a Subordination Non-Disturbance and Attornment Agreement (in the form attached as Exhibit E) from any present holder (a "Mortgagee") of any mortgage (a "Mortgage") now affecting the Premises. Landlord shall use reasonable efforts to obtain from any future Mortgagee and any future lessor under any ground lease or superior lease affecting the Premises a Subordination, Non-Disturbance and Attornment Agreement (in the form attached as Exhibit E or in such other form as may be reasonably acceptable to Tenant). Provided that Landlord has delivered to Tenant such a Subordination, Non-Disturbance and Attornment Agreement from each such present or future Mortgagee, this Lease shall be subject and subordinate to the lien of any Mortgage of the Premises.

         14.2 LIMITATION ON MORTGAGEE'S LIABILITY - Upon entry and taking possession of the Premises for any purpose, the holder of a mortgage shall have all rights of Landlord and, during the period of such possession or ownership, the duty to perform all Landlord's obligations hereunder. Except during such period of possession and from and after Foreclosure (as defined in Exhibit E), no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord, unless and until such holder shall enter and take possession of the Mortgaged Premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord accruing after said entry, provided that a discontinuance of any foreclosure proceeding shall terminate the liability of the holder as Landlord.

         14.3 NO PREPAYMENT OR MODIFICATION, ETC. - No Fixed Rent, additional rent, or any other charge shall be paid more than thirty (30) days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a Mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such Mortgagee, and, Tenant shall be liable to such Mortgagee for the amount of such advance payments made from and after a default under the applicable Mortgage. No agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be binding on a Mortgagee unless consented to in writing by Landlord's Mortgagee of record, if any, such consent not to be unreasonably withheld or delayed.

         14.4 NO RELEASE OF TERMINATION - No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagee of record, if any, of which Landlord has given written notice to Tenant of their name and address, specifying the act or failure to act on the part of Landlord which could or would give a basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within thirty (30) days from receipt of such notice, or if cure cannot be effected within said thirty (30) day period thereafter due to the nature of the default, Lender shall have a reasonable time to cure, provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; but nothing contained in this Section 14.4 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition.

         14.5     Intentionally Deleted

                                   ARTICLE XV
                                    INSURANCE

         15.1 INSURANCE - If Landlord is selected by Tenant to Construct the Tenant's Work, Landlord shall procure and continue in force during the construction of the Tenant's Work Builders Risk insurance whereby Tenant shall be named additional insured. In addition, Landlord shall procure and continue in force during the Term and the Extended Term hereof, at Tenant's expense payable in the manner set forth in Article V, fire and extended coverage insurance, including vandalism, sprinkler leakage, and malicious mischief, upon the Building on a full replacement basis, agreed value endorsement with agreed values for the Building. The beginning coverage shall be in the amount as is required by Landlord and its mortgagee up to the full replacement value. The policies evidencing such insurance shall provide that loss, if any, payable thereunder shall be payable to the Landlord and/or the Tenant and/or any mortgagee of the Premises as their respective interests may appear. A certificate of insurance evidencing the foregoing shall be delivered to the Tenant prior to the execution of this Lease, and certificates evidencing the renewal of such insurance shall be delivered to Tenant, upon Tenant's request, at least thirty (30) days before the expiration of any such policies and providing that the insurance shall not be canceled within thirty (30) days prior written notice to Tenant. All such policies shall be placed with responsible companies authorized to do business in the State wherein the Premises are located. The coverages required by this Article may be provided by a single "package" policy.

         Tenant shall be responsible for notifying Landlord of additions, alterations and improvements completed to the interior of the Premises for which Tenant intends to insure under this Section 15.1. Notification shall include the cost and description of such work and the date on which coverage should commence.

         Landlord shall also procure and continue in force during the Term and Extended Term hereof, at Tenant's expense payable in the manner set forth in
Article V, rental interruption insurance for twelve (12) months or the maximum obtainable.

         15.2 TENANT LIABILITY INSURANCE - The Tenant shall maintain Commercial General Liability Insurance at Tenant's expense, including a standard contractual liability endorsement, with respect to the Premises throughout the Term with combined single limit coverage of Two Million Dollars ($2,000,000). The Tenant shall deliver to the Landlord within thirty (30) days of

Landlord's written request a certificate evidencing the aforesaid coverage issued by insurance companies authorized to do business in Massachusetts and providing that the insurance indicated therein shall not be canceled without at least thirty (30) days prior written notice to Landlord. The Landlord will be named as an additional named insured on such policy.

         15.3 WAIVER OF SUBROGATION - The Landlord and Tenant hereby waive all causes and rights of recovery against each other, their agents, officers and employees for any loss occurring to the real or personal property of Landlord or Tenant, regardless of cause or origin. Landlord and Tenant agree that any policies presently existing or obtained on or after the date hereof (including renewals of present policies) shall include a clause or endorsement (a "Waiver of Subrogation") to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the insured to recover thereunder and that the insurer expressly waives its rights of subrogation against Landlord or Tenant as the case may be, with respect to any claims under any such policies. The parties further agree that if said Waiver of Subrogation shall become unobtainable or unenforceable or shall void the respective policies, then the respective insurance policies shall not be invalidated, and said waiver shall become null and void and of no further force and effect.

                                   ARTICLE XVI
                                 INDEMNIFICATION

         16.1 TENANT'S INDEMNITY The Tenant shall, upon timely receipt of written notice, indemnify, defend and hold the Landlord harmless from and against any and all suits, claims, and demands arising out of injury or damage occurring at the Premises or Lot or Office Park because of the negligence or willful acts of Tenant, its agents, servants, or employees including any construction activity undertaken by Tenant pursuant to the terms of this Lease. In no event is

Tenant obligated to indemnify, defend or save harmless Landlord from any loss, injury, or damage, or part thereof, not attributable to Tenant's negligence or willful act or those of its agents, servants, or employees.

         In the event the Landlord is notified of a claim, action or proceeding, or becomes aware of an occurrence, which may result in indemnification by Tenant as provided above, the Landlord shall give prompt written notice to Tenant and provide complete particulars known by the Landlord. The Landlord shall immediately forward to the Tenant every demand, notice, summons or other process received by Landlord or its representatives.

         Tenant has the exclusive right and obligation to defend any claim, action, or proceeding wherein Landlord is entitled to indemnification under the provisions of this Article, and Tenant may settle any such claim, action, or proceeding, without Landlord's consent or approval.

         The Landlord will fully cooperate with the Tenant in the defense or settlement of any claim, action, or proceeding.

         16.2 HAZARDOUS MATERIALs - Tenant shall not (either with or without negligence) cause or permit its employees, agents, contractors or invitees to cause the escape, disposal or release of any "Hazardous Substances and Materials" (as defined below) onto or in the vicinity of the Premises other than the ordinary disposal or release of customary office and cleaning supplies. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business, and then, except with respect to customary office and cleaning supplies, only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, for purposes of this Lease, "Hazardous Substances and Materials" shall include biohazardous materials and those materials or substances regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. c.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts (collectively, the "Hazardous Waste Laws"). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous substances or materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises and if on such reasonable basis it is determined Tenant caused the release. If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) days of Tenant's receipt or transmittal thereof. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's reasonable request concerning Tenant's best knowledge of belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner provided in Section 16.1 of this Lease from any release of hazardous substances or materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant, its agents, employees or contractors. Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant, to ensure compliance with this paragraph. The within covenants shall survive the expiration or earlier termination of the Lease Term.

         16.3 LANDLORD'S INDEMNIFICATION FOR HAZARDOUS MATERIALS. Landlord represents and warrants to Tenant that (i) Landlord has delivered to Tenant copies of all reports, assessments, tests, notices and other documentation in Landlord's possession relating to the presence, use, storage, release or disposal of any biologically or chemically active or other hazardous substances or materials on, in, under, onto, from or in the vicinity of the Premises, and
(ii) to the best of Landlord's knowledge, no such substances or materials have been used, stored, released or disposed of on, in, under, onto, from or in the vicinity of the Premises, except for the use, storage, release or disposal of customary office and cleaning supplies in customary quantities and in accordance with all applicable laws. If Landlord receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, or if Landlord is obligated to give any notice under any Hazardous Waste Law in connection with the Office Park, Landlord agrees to forward to Tenant a copy of any such notice within three (3) days of Landlord's receipt or transmittal thereof.

         Landlord shall indemnify, defend and hold harmless Tenant from all suits, claims, demands, liabilities, damages, costs and expenses arising out to the use, storage, release or disposal of any such substances or material on, in, under, onto, from or in the vicinity of the Premises because of the negligence or willful acts of Landlord, its agents, servants, or employees including any construction activity undertaken by Landlord pursuant to the terms of this Lease. In no event is Landlord obligated to defend or hold harmless Tenant from any loss, injury, or damage, or part thereof, not attributable to Landlord's negligence or willful act or those of its agents, servants, or employees.

         In the event the Tenant is notified of a claim, action or proceeding, or becomes aware of an occurrence, which may result in indemnification by Landlord as provided above, the Tenant shall give prompt written notice to Landlord and provide complete particulars known by the Tenant. The Tenant shall immediately forward to the Landlord every demand, notice, summons or other process received by Tenant or its representatives.

         Landlord has the exclusive right and obligation to defend any claim, action, or proceeding wherein Tenant is entitled to indemnification under the provisions of this Article, and Landlord may settle any such claim, action, or proceeding without Tenant's consent or approval.

         The Tenant will fully cooperate with the Landlord in the defense or settlement of any claim, action or proceeding.

                                  ARTICLE XVII
                            ASSIGNMENT AND SUBLETTING

         17.1 TENANT SUBLET - Landlord hereby grants to Tenant the right to assign this Lease or to sublet all or any portion of the Premises throughout the Term, provided Tenant first obtains Landlord's consent to such assignment or subletting in writing. Landlord's consent shall not be unreasonably withheld, delayed, or conditioned. Landlord's consent to an assignment or subletting shall be accompanied by a statement addressed to Tenant and the assignee or subtenant, upon which statement Tenant and the assignee or subtenant may conclusively rely, stating that Tenant is not in default under the Lease (or setting forth what respects Tenant is in default), that this Lease has not been amended or modified (or setting forth such amendments or modifications), the expiration date of this Lease, and the date to which rent has been paid to Landlord hereunder. It shall not be unreasonable for Landlord to withhold its consent or disapprove a sublease or assignment if the proposed sublessee or assignee conflicts with any exclusionary provision (s) of other leases in the Office Park. As additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee).

         17.2 CONSENT - If the Tenant requests Landlord's consent to a subletting of all of the Premises for the then balance of the Term, Landlord shall have the right to terminate this Lease. Landlord shall exercise this right, if at all, within thirty (30) days of Tenant's request for consent to the subletting. If Landlord exercises this right, the Lease shall be terminated on the effective date of the proposed subletting.

         Notwithstanding the foregoing, Landlord's right to terminate the Lease will be null and void if Landlord receives written notice by Tenant of its intent to withdraw its request to sublet on or before the fifth day immediately following Landlord's notice to Tenant of its intention to terminate.

         17.3 LANDLORD'S RESPONSE - In the event Landlord does not respond to the written request for such consent or exercise its right of recapture within thirty (30) days of the date of such request from Tenant, Landlord's consent shall be deemed given.

         17.4 SUBSIDIARY ASSIGNMENT - Notwithstanding anything to the contrary herein contained, Tenant may assign or sublet all or any portion(s) of the Premises at any time to a subsidiary of Tenant, to the entity with which or into which Tenant may merge, to any entity with which Tenant is affiliated, or to a successor to all or substantially all the assets of Tenant or a division of Tenant without the need for Landlord's consent to such assignment or subletting, so long as Tenant remains primarily liable, and without any right on the part of Landlord to suspend this Lease as hereinabove set forth and without any obligation of Tenant to share Rent Differential as set forth in Section 17.5.

         17.5 SUBLEASE AND ASSIGNMENT RENT DIFFERENTIAL - If Landlord consents to a sublease or assignment, and said sublease or assignment is for a greater rent than the Fixed Rent or additional rent due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord (or to any mortgagee in possession or successor to Landlord through a Foreclosure) on a monthly basis during the term of any approved sublease or assignment as additional rent hereunder, in addition to the Fixed Rent and other payments due under this Lease, an amount equal to 50 % of the difference between all fixed rent and additional rent from the time actually received by Tenant under the sublease or assignment and the Fixed Rent and additional rent and other payments due under this Lease, after Tenant has recouped its out-of-pocket expenses with respect to such sublease or assignment including without limitation, reasonable real estate brokerage commissions, reasonable legal fees and the reasonable costs of refurbishment of the Premises for such sublease or assignment (the "Rent Differential"). In case any Fixed Rent or additional rent is prepaid to Tenant under the sublease or assignment, only so much as exceeds the net present value of Tenant's obligations to pay Fixed Rent and additional rent (reasonably estimated) for the balance of the Term for the portion of the Premises subject to such sublease or assignment shall be taken into account in computing the Rent Differential or the amounts due any foreclosing mortgagee or other successor landlord under the next succeeding sentence. In the event that a tax exempt entity becomes a mortgagee in possession or a landlord under this Lease through foreclosure or deed in lieu of foreclosure by reason of a default under the applicable mortgage or through a participating mortgage transaction or otherwise, in calculating the amount due in the immediately preceding sentence, there shall be no credit given to Tenant for its out-of-pocket expenses involved in such assignment or subletting. In the event the sublease is for less than the full Premises hereunder, the above rent adjustment shall be pro rated on a square foot basis. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy, or utilization of the Premises shall enter into any lease, sublease, license, concession, or other agreement for use, occupancy, or utilization of space in the Premises which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession, or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part in the Premises.

                                 ARTICLE XVIII
                               TENANT'S PROPERTY

         18.1 TENANT'S PERSONAL PROPERTY - Tenant's trade fixtures, equipment and personal property (collectively called "Tenant's Property") however installed or located on the Premises shall be and remain the property of the Tenant and may be removed. Tenant shall repair any damage caused by such removal or installation. Tenant's Property shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, unless caused by the negligence or intentional misconduct of Landlord, its employees, agents or contractors. No part of said loss or damage is to be charged to or be borne by Landlord.

         18.2 REMOVAL - Upon the expiration or termination of this Lease, the Tenant will remove Tenant's Property from the Premises; if within ten (10) days after such expiration or termination, Tenant shall not have removed same, it shall be deemed abandoned by Tenant. Tenant shall pay to Landlord upon demand the costs and expenses thereafter incurred by Landlord in removing and storing Tenant's Property and repairing any damage caused to the Premises or to the Building caused by the removal of same.

         18.3 NO LIEN - In no event (including a default under this Lease) shall Landlord have any lien or other security interest in any of Tenant's Property located in the Premises or elsewhere and Landlord hereby expressly waives and releases any such lien or other security interest however created or arising.

                                   ARTICLE XIX
                                TENANT'S DEFAULT

         19.1     EVENTS OF DEFAULT:

         (a) If the Tenant shall default in the payment of rent or other payments required by this Lease and shall fail to cure said default within seven
(7) business days after receipt of written notice of said default from the Landlord; or

         (b) If the Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed, and if the Tenant shall fail to cure said default within thirty (30) days after receipt of written notice of said default from the Landlord (or if said default shall require longer than thirty (30) days to cure and the Tenant fails to commence curing said default within thirty (30) days after receipt of written notice thereof and to prosecute the curing of the same to completion with due diligence); or

         (c) If the Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future Federal, State, or other statute, law or regulation relating, to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Tenant or of all or any substantial part of its properties, or of the Premises, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

         (d) If a court shall enter an order, judgment or decree approving a petition filed against the Tenant seeking any arrangement, composition, liquidation, dissolution or similar relief under the present or future Federal, State or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain un-vacated or un-stayed for an aggregate of sixty (60) days (whether or not consecutive) (any of the events or conditions described in (a), (b), (c) or (d) above being called an "Event of Default" in this Lease), then, if any Event of Default has occurred, the Landlord at any time thereafter may give written notice to the Tenant specifying the occurrence giving a rise to such Event of Default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice, this Lease and the Term, estate and interest hereby demised shall expire and terminate by limitation and all rights of the Tenant under this Lease shall cease. In the event the Lease is terminated on account of an Event of Default of Tenant under any of the provisions contained in this Article, Tenant shall pay punctually to Landlord all of the sums which Tenant covenants in this Lease to pay and Landlord's reasonable costs of performing any obligations of the Tenant under this Lease that

Tenant fails to perform, in the same manner and to the same extent and at the same time as if this Lease had not been terminated, including all reasonable and necessary costs and expenses incurred by or on behalf of Landlord, including reasonable attorney's fees and expenses of employees, arising out of any Event of Default by the Tenant under this Lease.

         19.2 REPOSSESSION - At any time after any such expiration or termination of this Lease, the Landlord, without further notice, may enter upon and reenter the Premises to repossess itself of the Premises, by summary proceedings, ejectment or otherwise, and may remove the Tenant and all other persons and any and all property from the Premises (including without limitation Tenant's Property) as hereinabove provided.

                                   ARTICLE XX
                                     NOTICES

         20.1 NOTICES GENERALLY - All notices, demands, requests and other instruments which may or are required to be given by either party to the other under this Lease shall be given in writing. All notices, demands, requests and other instruments from the Landlord to the Tenant shall be deemed to have been given when mailed by United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed to the Tenant at Tenant's Address with a copy to Testa, Hurwitz & Thibeault LLP, High Street Tower, 125 High Street Boston, MA 02110 Attn: Real Estate Department; and all notices, demands, requests and other instruments from Tenant to the Landlord shall be deemed to have been given when mailed by United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed to the Landlord at Landlord's Address with a copy to Hinckley, Allen & Snyder, One Financial Center, Boston, Massachusetts 02111 Attn: Paul Hedstrom; except that where any period of time commences under this Lease with notice, such notice shall be deemed given, and such period shall be deemed to commence, when postal records indicate delivery was first attempted or rendered for delivery if refused.

         20.2     INTENTIONALLY DELETED

                                   ARTICLE XXI
                                 QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises demised hereby.

                                  ARTICLE XXII
                                  HOLDING OVER

         In the event that Tenant occupies any portion of the Premises beyond the Term Expiration Date, such holding over shall constitute an agreement by Tenant to pay 150% of the Fixed Rent and additional rent then applicable for each month or portion thereof in which Tenant shall retain possession of the Premises or any part there after termination of this Lease, whether by lapse of time or otherwise due hereunder. In addition, Tenant agrees to pay all damages (including consequential damages) sustained by Landlord on account of such holdover. The provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease.

                                  ARTICLE XXIII
                               MEMORANDUM OF LEASE

         At the time of the execution of this Lease, Landlord and the Tenant shall execute an instrument recordable in form containing those provisions including but not limited to the Term, the commencement and expiration date, and such other information as necessary or appropriate to protect the interests of Tenant hereunder and to satisfy the notice of lease statute of

Massachusetts. The Tenant may record the same.

                                  ARTICLE XXIV
                              SURRENDER OF PREMISES

         Upon the expiration of the Term or early termination thereof, Tenant shall promptly peaceably yield up and surrender the Premises in a good and clean condition, and in the same condition as Tenant is required to maintain the Premises hereunder during the Term, reasonable wear and tear and damage by fire, casualty or eminent domain excepted.

                                   ARTICLE XXV
                              ESTOPPEL CERTIFICATES

         Upon the written request of either party, at any time and from time to time, Landlord and Tenant agree to execute and deliver to the other within fifteen (15) business days after receipt of such request, a written instrument, duly executed:

         (1) Certifying that, if true, this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications;

         (2)      Specifying the date to which the rent has been paid;

         (3) Stating whether or not to the best knowledge, information and belief of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default;

         (4)      Stating the commencement date of the Term; and

         (5) Stating which options to extend the Term have been exercised, if any.

                                  ARTICLE XXVI
                              ADDITIONAL PROVISIONS

         26.1 BROKER - Landlord and Tenant warrant to each other that no Broker(s) other than that specified in Section 1.1 of the Lease have been retained by the warranting party in connection with the negotiation and consummation of this Lease. Each party agrees to defend, indemnify and save the other harmless from and against any and all claims for a commission arising out of a breach of the warranty made by such party in the first sentence of this Section 26.1. This Section 26.1 shall survive the expiration or earlier termination of this Lease.

         26.2 BIND AND INURE - The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that only the Landlord named herein shall be liable for obligations accruing before the beginning of the Term and thereafter each successive owner of the Premises, after giving to Tenant written notice of its assumption of the obligations of Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership, said liability terminating as to future liability upon termination of such ownership and passing to the successor in ownership and the giving of such notice.

         26.3 PROVISIONS SEPARABLE - It is agreed that if any provisions of this Lease shall be determined to be void by any court of competent jurisdiction in Massachusetts, then such determination shall not affect any other provision of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void, and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         26.4 ENTIRE AGREEMENT - This instrument contains the entire and only agreement between the parties as to the Premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

         26.5 GOVERNING LAW - This Lease shall be governed by and construed and enforced in accordance with the laws and courts of the Commonwealth of Massachusetts.

         26.6 NO WAIVER - Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver of any rights hereunder. No waiver by either party at any time, express or implied, or any breach of any provisions of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action of any party shall require the consent or approval of the other party, the consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion, and such consent or approval shall not be unreasonably withheld or delayed.

         26.7 RIGHTS SEPARATE - Any and all rights and remedies which either party may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; no one of them whether exercised by the other party or not, shall be deemed to be exclusive of any other, and any two or more of all of such rights and remedies may be exercised at the same time.

         26.8 SINGULAR AND PLURAL - Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

         26.9 HEADINGS - The various terms which are defined in Articles of this Lease or are defined in Exhibits annexed hereto shall have the meanings specified in such Articles and such

Exhibits for the purposes of this Lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.

         26.10 PARKING - Tenant's occupancy of the Premises shall include the exclusive use of 341 parking spaces located upon the Lot.

         26.11 NON-RECOURSE - Tenant agrees to look solely to Landlord's then equity interest in the Premises and the proceeds thereof at the time owned for recovery of any judgment from Landlord; it being agreed that neither Landlord (original or successor), nor any partner (general or limited), associate, participant, principal (disclosed or undisclosed), agent, employee, trustee or other fiduciary, beneficiary, officer, or other person or entity in or of any partnership, association, joint venture, corporation or other entity, trust, or estate from time to time owning Landlord's interest in this Lease, shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant with respect to matters arising out of this Lease (it being agreed by Tenant that such exoneration from personal liability is and shall be absolute and complete with no exception whatsoever). With respect to any services to be furnished or obligations to be performed by Landlord to Tenant, except with respect to the negligence of Landlord, its employees, agents or contractors, Landlord shall never be liable for failure to furnish or perform the same when prevented from doing so by strike or lockout (not limited to the Premises or the Office Park), breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any act of God or other Force Majeure, as defined below, causes beyond Landlord's reasonable control, or for any cause due to any act or negligence of Tenant, Tenant's invitees, customers, servants, agents, employees, licensees or any person claiming by, through or under Tenant.

         With respect to any obligations to be performed by Tenant to Landlord, other than the payment of rent and other sums due under this Lease, except with respect to the negligence Tenant, its employees, agents or contractors, Tenant shall never be liable for failure to furnish or perform the same when prevented from doing so by strike or lockout (not limited to the Premises or the Office
Park), breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any act of God or other Force Majeure, as defined below, causes beyond Tenant's reasonable control, or for any cause due to any act or negligence of Landlord, Landlord's invitees, customers, servants, agents, employees, licensees or any person claiming by, through or under Landlord.

         26.12 FORCE MAJEURE - As used in this Article and elsewhere in this lease , "Force Majeure" shall mean a time extension equal to that of any delays due to (i) acts of God, (ii) changes in governmental regulations, (iii) casualty, (iv) strike or other labor difficulties (not limited to the Premises or the Office Park), (v) unusual weather conditions, (vi) inability despite the exercise of diligence, to obtain supplies, parts or employees to furnish services, or (vii) other acts reasonably beyond Landlord's or Tenant's control, but in no event shall the term include economic or financing difficulties.

         26.13    INTENTIONALLY DELETED

         26.14 CONFIDENTIALITY - This Lease document is a confidential document by and between Landlord and Tenant and shall not be disclosed, copied, distributed or circulated to any person(s) other than to such parties, and their respective employees, agents, consultants, contractors, architects, brokers, lenders, shareholders, directors and investors, mortgagees, successors or assigns, or to any prospective sublessees and assignees of Tenant, and to the legal counsel and accountants of any of the foregoing persons or entities, without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed. This Section 26.14 is not applicable when disclosure, copying, distribution or circulation of this Lease document is necessitated by disclosure requirements due to Tenant's nature as a public corporation, if applicable, or by other requirements of Law or by order of the court.

         26.15 SECURITY DEPOSIT Landlord acknowledges receipt of a letter of credit in the amount of $560,625 as security for Tenant's obligations under the Lease (the "Security Deposit"). The Security Deposit will decrease by one-fifth (1/5) each year during the five (5) year Lease Term, commencing on the first anniversary of the Commencement Date and on each successive anniversary of the Commencement Date (each, a "Reduction Date"). On each Reduction Date, Landlord shall return the Security Deposit to Tenant provided that Tenant has delivered a replacement (or amended) letter of credit, in an amount reduced by twenty percent (20%) from the amount of the previous letter of credit. After the reduction of the Security Deposit to $0, Tenant shall have no further obligation to maintain a Security Deposit hereunder.

         If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately, upon request by Landlord, restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of this 18TH day of AUGUST, 1997


Tenant:  NetScout Systems, Inc.       LANDLORD: Michelson Farm - Westford
                                      Technology Park IV Limited Partnership

By: /s/ Charles Tillett               By: The Gutierrez Company as the sole
    -------------------                   General Partner


Its: VP FINANCE ADMINISTRATION        By:  /s/ Arturo Gutierrez
     -------------------------             ---------------------------
                                      Its: President
                                           ---------------------------

                                    EXHIBIT A

                                 [EASEMENT PLAN]

                                   EXHIBIT "B"
                              RULES AND REGULATIONS

         1. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to landlord the replacement cost.

         2. Canvassing, soliciting and peddling in the Building or on the Lot or in the Office Park are prohibited, and Tenant shall cooperate to prevent the same.

         3. Tenant shall comply with all reasonable security measures from time established by Landlord and of which Tenant receives written notice, for the Lot or Office Park, so long as (i) the same do not breach or violate Tenant's lights under the Lease or the requirements of any governmental security regulations to which Tenant is subject, and (ii) such reasonable security measures do not deprive Tenant of reasonable access to the Premises at all times or otherwise unreasonably interfere with Tenant's use or occupancy of the Premises.

         4. Tenant shall comply with the Office Park Covenants attached hereto as Exhibit "C" to which the Lot is subject.

                                   EXHIBIT "C"

                    MICHELSON FARM - WESTFORD TECHNOLOGY PARK
                         OFFICE/RESEARCH AND DEVELOPMENT
                                 PARK COVENANTS

         Landlord agrees with Tenant to enforce, or cause to be enforced, and comply with these Park Covenants with all due diligence to preserve the quality and appearance of the Park (as hereinafter defined).

         The land is located in an approximately 85 acre office/research and development park, commonly known as Westford Technology Park (hereinafter, together with any additions thereto, called the "Park").

         All lots of land comprising the Park (which lots are individually called the "Parcel" and collectively the "Parcels") are subject to the following restrictions which shall bind Michelson Farm Westford Technology Park Trust ("Grantor") as owner of the Park and its successors in title, including but not limited to Landlord and its successor.

         A. All parcels shall have facilities for parking, loading and unloading sufficient to serve any uses to the Parcels without using adjacent streets for such purpose. On -street parking shall be prohibited. All parking, trucking and vehicular maneuvering areas for a Parcel shall be contained within such Parcel.

         B. No exterior loading platforms shall be visible from any primary way or proposed primary way serving the Park. Screening and planting may be used for this purpose.

         C. No open or outside storage shall be done on any Parcel.

         D. Signs shall conform to the sign ordinances of the Town. Any variance from such ordinance granted by the Town must also be approved by Grantor in the manner provided below in Section I.

         E. No condition or use of any Parcel will be permitted which is objectionable by reason of noise, odor, vibration, smoke, radiation, the hazardous nature of the use, or the violation of environmental standards adopted by the Town, the

                  Commonwealth, the Federal Government or any Court.

         F. All utilities serving a Parcel shall be placed underground, unless prohibited by the utility company. Any exterior lighting on a Parcel shall either be indirect or of such controlled focus and intensity as not to disturb street traffic or the occupancy of any adjacent Parcel.

         G. The exterior appearance of any buildings in the Park, including landscaping thereon, shall be kept neat and orderly and free from litter.

         H. No building, exterior sign, fence, wall, exterior lighting or other structure shall be erected or allowed to remain on any portion of the Park or exterior structural alteration or addition made, except pursuant to plans approved in writing by Grantor as to landscaping, parking and architectural conformity with existing buildings in the Park.

         I. The Grantor may from time to time by written instrument in recordable form grant variances from any one or more of these restrictions (except Restriction H for which variances may not be granted) where the Grantor reasonably determines that the variance can be granted without substantial detriment to the intent and purpose of the restrictions and without substantial detriment to the Land, and portions of the Park theretofore built upon.

         J. Written approval by the Grantor as to any buildings, signs, structures, alterations, additions and landscaping approved by Grantor in good faith shall be conclusive evidence of compliance with these restrictions. The Grantor agrees to furnish to any grantee as evidence of such compliance.

         K. The term "Grantor, as herein used, shall mean the Michelson Farm - Westford Technology Park Trust and any successors in title to whom the Grantor has expressly granted of record the rights to enforce these restrictions.

                                   EXHIBIT "D"
                     MICHELSON FARM-WESTFORD TECHNOLOGY PARK
                                 QUITCLAIM DEED

         ARTURO J. GUTIERREZ AND JOHN A. CATALDO, CLASS A TRUSTEES, AND JOHN PIKE AND THOMAS E. LEGGAT, CLASS B TRUSTEES, TRUSTEES OF THE MICHELSON FARM-WESTFORD TECHNOLOGY PARK TRUST, under Declaration of Trust dated October 1, 1984, recorded with the Middlesex North District Registry of Deeds in Book 2863, Page 235, having an address c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803 (hereinafter referred to as the "Grantor"), for consideration paid and in full consideration of Ten Dollars ($10.00) grants to MICHELSON FARM - WESTFORD TECHNOLOGY PARK IV LIMITED PARTNERSHIP, a Massachusetts limited partnership, having an address c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803 (hereinafter collectively, referred to as the "Grantee"), with QUITCLAIM COVENANTS, a certain parcel of land together with the buildings and improvements situated thereon, located in Westford, Middlesex County, Massachusetts, being shown as Lot 4B on a plan entitled "Definitive Plan of Land, Westford Technology Park in Westford, Massachusetts", Prepared by Howe Surveying Associates, Inc., Scale 1" = 100', dated June 3, 1996, revised July 12, 1996 and recorded with the Middlesex North Registry of Deeds on at Plan Book 192, Plan 24 (the "Plan"). Said Lot 4B contains 362,973 square feet of land, more or less, according to said Plan.

         Said parcel is conveyed subject to and with the benefit of all rights, easements, restrictions and reservations of record, in so far as in force and applicable.

         For reference to Grantor's title, see deed of Michelson Farm-Westford Technology Park IV Limited Partnership Trust dated September 4, 1996, recorded herewith, and see deed of Michelson Farm-Westford Technology Park Trust, dated June 18, 1987, recorded with said Deeds in Book 4117, Page 156.

         EXECUTED under seal this 4th day of September, 1996.


                                        MICHELSON FARM - WESTFORD
                                        TECHNOLOGY PARK TRUST

                                        /s/ Arturo J. Gutierrez
                                        ----------------------
                                        Arturo J. Gutierrez, as Class A Trustee
                                        and not individually

                                        /s/ John Pike
                                        -------------
                                        John Pike, as Class B Trustee and not
                                        individually

                          COMMONWEALTH OF MASSACHUSETTS


Suffolk, ss.                                                   September 4, 1996

         Then personally appeared the above-named Arturo J. Gutierrez, Class A Trustee of Michelson Farm - Westford Technology Park Trust, and acknowledged the foregoing instrument to be his free act and deed as Trustee as aforesaid, before me,

                                                         /s/ A. P. Gottlieb
                                                         ------------------
                                                          Notary Public
                                                          My commission expires:


                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                   September 4, 1996

         Then personally appeared the above-named John Pike, Class B Trustee of Michelson Farm - Westford Technology Park Trust, and acknowledged the foregoing instrument to be his free act and deed as Trustee as aforesaid before me,

                                                      /s/ Marie E. Wolf
                                                       Notary Public
                                                       My commission expires:

                                   Exhibit "E"

                        SUBORDINATION, NONDISTURBANCE AND
                              ATTORNMENT AGREEMENT

         AGREEMENT made this 18th day of August, 1997 by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, with an office at One Ravinia Drive, Suite 1400, Atlanta, Georgia 30346-2110 ("Mortgagee"), NETSCOUT SYSTEMS, INC., with an address at 321 Billerica Road, Chelmsford, Massachusetts 01824 ("Tenant"), and MICHELSON FARM-WESTFORD TECHNOLOGY PARK IV LIMITED PARTNERSHIP, a Massachusetts limited partnership, with an address at c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803 ("Borrower").

                              W I T N E S S E T H:

         WHEREAS, Mortgagee is the holder of a mortgage from Borrower dated March 10, 1988, and a separate assignment of lessor's interest in leases and assignment of rentals, both dated March 10, 1988, which documents are recorded with Middlesex North District Registry of Deeds in Book 4435, beginning at Page 155, and have been subsequently amended by instruments recorded in said registry (said mortgage as amended are herein collectively referred to as the "Mortgage"), which Mortgage covers certain premises in Westford, Middlesex County, Massachusetts, as more fully described therein ("Mortgaged Property"); and

         WHEREAS, by virtue of a lease (the "Lease") dated as of August 18, 1997, between Borrower, as Landlord therein, and Tenant, as Tenant therein, true and correct copies of which have been delivered to Mortgagee, Tenant has leased from Borrower the Premises, as defined in the Lease, which Premises form a part of the Mortgaged Property.

                                 NOW THEREFORE:

         In consideration of the sum of One Dollar ($1.00) by each party in hand said to the other, receipt of which is hereby acknowledged, and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         1.       Tenant hereby agrees;

         (a) subject to and to the extent not inconsistent with this Agreement, the Lease and Tenant's leasehold estate and any and all estates, options, and rights therein contained or created thereby are, and shall be and remain, subject and subordinate in all respects to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications, consolidations-or replacements thereof.

         (b) from time to time, upon request by written notice from Mortgagee, it shall within fifteen business days of receipt of such a request provide Mortgagee with an estoppel certificate, in the form attached to the Lease as Exhibit G, certifying to the best knowledge, information and belief of Tenant that there is no default on the part of Borrower under the Lease or, if Borrower is in default, stating the nature of such default.

         (c) it will forward to Mortgagee in the manner provided herein for notices, copies of any notice of any default of Borrower pursuant to the Lease given or made by Tenant;

         (d) without the prior written consent of Mortgagee, (i) the Lease shall not be terminated by Tenant except as provided therein nor shall Tenant be released from liability thereunder in connection with any assignment or subletting in accordance with Article XVII of the Lease nor shall Tenant surrender the Lease or the Mortgaged Property except incident to a termination provided for in the Lease, and (ii) the Lease shall not be subordinated to any encumbrance hereafter placed on the Mortgaged Property. Landlord shall not enforce against Tenant any obligation under the Lease so to subordinate without obtaining Mortgagee's prior written consent.

         (e) in the event of any default by Borrower under the Lease which would give Tenant the right to terminate the Lease, Tenant will not exercise such right until it shall have given written notice of such act or omission to Mortgagee ("Tenant's Notice"), and (ii) if it so elects, Mortgagee shall have the right (but not the obligation) to cure any default by Borrower under the Lease, including, if necessary to cure defaults, the right of access to the Mortgaged Property, subject to compliance by Mortgagee with all of the notice and other restrictions upon access by Borrower to the Mortgaged Property under the Lease, including Section 12.3 thereof. Tenant shall not take any such action to terminate the Lease thereunder unless Mortgagee, after receipt of Tenant's Notice, falls to cure, or cause to be cured, the specified default within the time allowed therefor for cure by Borrower under the Lease plus a reasonable time thereafter if Mortgagee shall within thirty days of receipt of Tenant's Notice give Tenant notice ("Mortgagee's Notice") of its intention to, and commences and continues to remedy such act or omission, or cause the same to be remedied with reasonable diligence. "Reasonable time" as used herein includes a reasonable time necessary with reasonable diligence to obtain possession of the Mortgaged Property if the default cannot be cured without such possession. Tenant shall accept such cure as if made by Borrower. Nothing in this Paragraph 1 (e) shall, however, in any way limit or affect Tenant's right at law or in equity to cure any default of Borrower and deduct the cost thereof from rent due;

         (f) in the event that Mortgagee or Purchaser (hereinafter defined), or anyone claiming from or through Mortgagee, shall enter into and lawfully become possessed of the Mortgaged Property, or shall succeed to the rights of Borrower under the Lease, either through foreclosure of said Mortgage or otherwise, Tenant shall attorn to, and recognize, Mortgagee or Purchaser as its Landlord under the Lease for the unexpired balance of the term of the Lease and any extension thereof, subject to all of the terms and conditions of the Lease, which shall continue in full force and effect as a direct Lease between Mortgagee or Purchaser and Tenant;

         (g) Tenant shall make all payments payable by Tenant under the Lease directly to Mortgagee or Purchaser subsequent to receipt of Mortgagee's or Purchaser's written instructions by notice to Tenant and Borrower agrees that such payments shall be deemed paid under the Lease with the same effect as if paid directly by Tenant to Borrower.

         (h) Mortgagee or Purchaser shall have no responsibility, liability or obligation to cure any defaults by Borrower under the Lease, nor be subject to claims, defenses or offsets under the Lease or against Borrower possessed by Tenant and which arose or existed prior to foreclosure of the Mortgage or deed given in lieu of foreclosure or entry and taking possession of the Mortgaged Property by Mortgagee or Purchaser, except to the extent hereinafter provided.

         (i) the institution of any action or other proceedings by Mortgagee under the Mortgage in order to realize upon the Borrower's interest in the Mortgaged Property shall not by operation of law, or otherwise, result in the cancellation or termination of the Lease or Tenant's obligations thereunder and Mortgagee may, at its election, subordinate the Mortgage to the Lease without the consent of Borrower or Tenant.

         (j) during the period of time that Mortgagee has given Mortgagee's Notice of its intention, and is attempting with reasonable diligence, to effect a cure of any condition of the

Mortgaged Property, but is prevented by reason of operation of law or court order (the "Prevention Period") from effecting such cure, the time to remedy any such condition prior to any right of Tenant to terminate the Lease shall be extended by the number of days in the Prevention Period, unless the Prevention Period is caused by Mortgagee's negligence, willful misconduct or violation of any laws, statutes, ordinances, rules or regulations applicable to the Mortgaged Property or to the enforcement of Mortgagee's rights under the Mortgage.

         (k) Upon any foreclosure of the Mortgage or deed given in lieu of foreclosure or entry and taking possession of the Mortgaged Property by Mortgagee or Purchaser, Tenant agrees to reissue the letter of credit contemplated by Section 26.15 of the Lease to Mortgagee or Purchaser, provided the existing letter of credit issued to Landlord is simultaneously surrendered to Tenant or to the issuing bank or has otherwise previously expired, terminated or been so surrendered.

         2. Mortgagee hereby consents to, and approves and recognizes Tenant's rights under the Lease and agrees that so long as Tenant is not in default (beyond all applicable periods given Tenant under the Lease to cure such default):

         (i) Tenant's possession and occupancy of the Mortgaged Property and Tenant's rights and privileges under the Lease, or any extension thereof which may be effected in accordance with the terms of the Lease, shall not be disturbed, affected or impaired by, nor will the Lease or the term of the Lease be terminated or otherwise affected by, (a) any suit, action or proceeding upon the Mortgage or the note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by Mortgagee, or by any judicial sale or execution or other sale of the Mortgaged Property, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to Mortgagee by any other documents or as a matter of law, or (b) any default under the Mortgage or the note or other obligation secured thereby;

         (ii) Mortgagee shall not, except as required by law, name or join Tenant as party to any action, suit or proceeding brought to foreclose the Mortgage or to enforce anY rights under the Mortgage or any other documents held by Mortgagee or the note or other obligation secured thereby.

         (iii) the amount of any insurance proceeds, less adjusters' fees and other reasonable expenses of collection, paid or payable with respect to the Mortgaged Property and received by Mortgagee shall be applied to the repair and restoration of the Mortgaged Property, subject to reasonable construction loan type conditions, provided that Tenant has executed an agreement with Borrower and Mortgagee at or prior to the commencement of such repair or restoration, extending for a reasonable time, if necessary, the time periods for such repair or restoration set forth in Article XIII of the Lease;

         (iv) after a condemnation proceeding, if the Mortgaged Property is capable of being restored, in Mortgagee's reasonable discretion, to a viable economic unit, the amount of any condemnation awards, less all costs and expenses of collection, including reasonable attorneys' fees, paid or payable with respect to the Mortgaged Property and received by Mortgagee shall be applied to the repair and restoration of the Mortgaged Property, subject to reasonable construction loan type conditions, provided that Tenant has executed an agreement with Borrower and Mortgagee, at or prior to the commencement of such repair or restoration, extending for a reasonable time, if necessary, the time periods for such repair or restoration set forth in Article XIII of the Lease;

         (v) During any period in which Mortgagee, its successors and assigns, or

 Purchaser, hold title and possession of the Mortgaged Premises, Mortgagee, its successors and assigns or Purchaser, shall be bound by and perform, fulfill and observe all of the agreements and obligations of Borrower under the Lease which shall continue in full force and effect as a direct Lease between Mortgagee, its successors and assigns or Purchaser, and Tenant, but Mortgagee and its successors and assigns or Purchaser shall not, however, be:

         (a) bound by any rent or other payment which Tenant might have paid more than thirty (30) days in advance of the time stipulated for payment under the Lease;

         (b) bound by any amendment or modification of the Lease made without its written consent, which Mortgagee agrees shall not be unreasonably withheld, conditioned or delayed;

         (c) liable for any act or omission of any prior landlord (including Borrower) unless such act or omission continues without cure within a reasonable time after Mortgagee, its successors or assigns, or Purchaser, take title and possession to the Mortgaged Premises;

         (d) subject to any offset or defense which Tenant might have against any prior landlord (including Borrower) except for any offset expressly permitted by the terms of the Lease; and

         (e) liable to Tenant for return or reduction of the letter of credit delivered to Landlord as a Security Deposit under Section 26.15 of the Lease, unless such letter of credit has been delivered to Mortgagee or Purchaser or reissued to Mortgagee or Purchaser under the provisions of Paragraph 1(k) above.

         (vi) Mortgagee or Purchaser shall accept attornment made by Tenant pursuant to the provisions of paragraph 1 hereof.

         3. Any notice, demand or consent hereunder shall be in writing and shall be given or mailed by mailing the same by registered or certified mail, return receipt requested, addressed, if intended for Mortgagee, to The Prudential Insurance Company of America, Commercial Loan

Division, P.O. Box 16082, Van Nuys, California 91410-0082, Attn: Servicing Department with a copy to The Prudential Insurance Company Of America, One Ravinia Drive, Suite 1400, Atlanta, Georgia 30346 Attn: Customer Service, Re:
Loan No. 7 501 325, and if intended for Tenant, addressed to Tenant at the address set forth on the first page of this Agreement with a copy to: Testa, Hurwitz and Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts, 02110, Attn: Real Estate Department, and if intended for Borrower, addressed to Borrower at the address set forth in the first page of this Agreement with a copy to Hinckley, Allen & Snyder, One Financial Center, Suite 4600, Boston, Massachusetts 02108 Attn: Paul A. Headstrom, Esquire. Any party may designate a new address by notice in writing to the other parties. Any notice given in accordance herewith shall be effective upon deposit in the United States mails in accordance herewith except that where any time period commences hereunder or under the Lease from notice, such time period shall commence when postal records indicate delivery was made or first attempted.

         4. Prior to foreclosure of the Mortgaged Property or any deed given in lieu of foreclosure or entry under the Mortgage and taking possession of the Mortgaged Property by Mortgagee (collectively or individually, "Foreclosure"), Mortgagee shall have only such rights of Borrower as are necessary to preserve the integrity of the Lease as security and such other rights as are set forth in this Agreement. Upon Foreclosure, Mortgagee shall have all rights of Borrower under the Lease. Notwithstanding the provisions of Paragraph 1 (a) of this Agreement but subject to all other provisions of this Agreement, in the event of any inconsistency between the Lease and the Mortgage, as between Tenant and Mortgagee, the Lease shall control and be binding upon Mortgagee, except as follows. Upon Foreclosure, Mortgagee shall not be bound by, nor have any obligations under, the environmental indemnity of Borrower contained in

Section 16.3 of the Lease. Mortgagee does agree upon Foreclosure, for so long as Mortgagee owns the Mortgaged Property, to comply with all Hazardous Waste Laws (as defined in the Lease).

         5. All trade fixtures, equipment and other property owned by Tenant located or installed in or on the Mortgaged Property regardless of the manner or mode of attachment, shall be and remain the property of Tenant and may be removed by Tenant at any time subject to the terms of the Lease. In no event (excepting only a judgment lien following a default under the Lease at a time when Mortgagee shall have succeeded the rights of Borrower as landlord ) shall Mortgagee have any liens, rights or claim in Tenant's property; and Mortgagee expressly waives all rights of levy, distraint, or execution with respect to said property (other than a judgment lien).

         6. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto, including grantees under any deed given in lieu of foreclosure, purchasers at a foreclosure sale, or any party acquiring an interest in the Mortgaged Property by any other method, and their successors and assigns (such grantees, purchasers at foreclosure and acquiring parties and their respective successors and assigns collectively referred to herein as "Purchaser").

         This Agreement shall be governed by, and construed under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused the execution hereof as a sealed instrument as of the day and year first written above.

                                            TENANT:


                                            NETSCOUT SYSTEMS, INC.

                                            By: /s/ Charles W. Tillett
                                                ------------------------------
                                            Title: VP Finance & Administration

                                            MORTGAGEE:

                                            THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA

                                            By:[Illegible Signature]
                                               --------------------
                                            Vice President

                                            LANDLORD/BORROWER:

                                            MICHELSON FARM-WESTFORD
                                            TECHNOLOGY PARK IV
                                            LIMITED PARTNERSHIP

                                            By: THE GUTIERREZ COMPANY,
                                                 general partner

                                            By: /s/ Arturo J. Gutierrez
                                                -----------------------
                                            Title: President

                          COMMONWEALTH OF MASSACHUSETTS


Middlesex, ss:                                                 August 18, 1997

         Then personally appeared before me the above-named Charles Tillett of NetScout Systems, Inc. and acknowledged the foregoing instrument to be the free act and deed of NetScout Systems, Inc.

                                              [Illegible Signature]
                                               -------------------
                                              Notary Public
                                              My Commission expires: 6/7/02


                                STATE OF GEORGIA

Dekalb, ss:                                                    August 26, 1997

         Then personally appeared before me the above-named David A. Graham, Vice President of The Prudential Insurance Company of America and acknowledged the foregoing instrument to be the free act and deed of The Prudential Insurance Company of America

                                              [Illegible Notary Signature]
                                               --------------------------

                          COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss:                                                 August 28, 1997

         Then personally appeared before me the above-named Arturo J. Gutierrez of The Gutierrez Company, General Partner of Michelson Farm-Westford Technology Park IV Limited Partnership and acknowledged the foregoing instrument to be the free act and deed of said Limited Partnership.

                                              /s/ J. Stevens
                                              --------------
                                              Notary Public

                                   EXHIBIT "F"
                              INTENTIONALLY DELETED

                                   EXHIBIT "G"
                              ESTOPPEL CERTIFICATE

         THIS CERTIFICATE is made to

with respect to a Lease between
                   as Landlord and the undersigned, covering a building located
in such lease being dated                 , as amended by (list all amendments):

         The undersigned has been advised that
                  as Trustee as aforesaid (the "Bank"), is about to enter into a transaction whereby the Bank is making a loan secured by the aforesaid real estate and the Lease to the undersigned, and under which the Bank may acquire an ownership interest in such real estate. In connection with this transaction, the entire interest of the Landlord under the Lease to the undersigned will be assigned to the Bank. The undersigned acknowledges that the Bank is and will be relying upon the truth, accuracy and completeness of this letter in proceeding with the transaction described above.

         The undersigned, for the benefit of the Bank, their successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that:

1. The Lease is in full force and effect in accordance with its terms without modification or amendment except as noted above and the undersigned is the holder of the Tenant's interest under the Lease.

2. The undersigned is in possession of all of the Premises described in the Lease under and pursuant to the Lease and is doing business thereon; and the Premises are completed as required by the Lease.

3. The undersigned has no claims or offsets with respect to any of its obligations as Tenant under the Lease, and neither the undersigned nor the Landlord is claimed to be in default under the Lease.

4. The undersigned has not paid any rental or installments thereof in advance of the due date as set forth in the Lease.

5. The undersigned has no notice of prior assignment, hypothecation or pledge of rents of the Lease or the Landlord's interest thereunder or of the Tenant's interest thereunder.

6. The term of the Lease has commenced and is presently scheduled to expire on. If there are any rights of extension or renewal under the terms of the Lease, the same have not, as of the date of this letter, been exercised.

7. Until such time as the Bank shall become the Landlord, if the undersigned should assert a claim that the Landlord has failed to perform an obligation to the undersigned under the terms of the Lease or otherwise, notice thereof shall promptly be furnished to the Bank; and the undersigned agrees that the undersigned will not exercise any rights which the undersigned might otherwise have on account of any such failure until notice thereof has been given to the Bank, and the Bank has had the same opportunity to cure any such failure as the Landlord may have under the terms of the Lease, or such additional time as may be set forth in the Lease.

8. Each of the statements set forth in Paragraphs 1 through 7 are true, accurate and complete except as follows (state specifically any exception):

DATED:
ATTEST:
BY:                                        By:
   --------------------------------           ----------------------------------

                                   EXHIBIT "H"
                          LANDLORD, TENANT, CONTRACTOR
                              CHANGE PROPOSAL FORM

Project:
            ---------------------------------------------
                                                              R        NR
            ---------------------------------------------     ---------  -------
Proposal No.                           Date                   BB       TW
            --------------------------     --------------       -------  -------
From: (Landlord)
                -----------------------------------------

To: (Contractor)
                -----------------------------------------
CC: (Tenant)
            ---------------------------------------------

--------------------------------------------------------------------------------
Step 1:    Contractor:     Provide an estimate for the described work.
           Architect:      Develop proper plans and specifications to clarify
                           described work.
           DESCRIPTION:    (List Drawings)

           Landlord:                              Reason:
                    -----------------------------        -----------------------
                      John A. Cataldo, Trustee

--------------------------------------------------------------------------------
Step 2:    Contractor:     Provide with work as definitive plans become
                           available.

           Landlord:                               Date:
                    -------------------------------     ------------------------
                      John A. Cataldo, Trustee

--------------------------------------------------------------------------------
Step 3:    Cost of Work
           a.  Cost of the work                       $
               (See attached breakdown)                ---------------
           b.  Add construction fee at 4%             $
                                                       ---------------
           Total Cost of Work                         $
                                                       ---------------

Submitted by:
             ------------------------------------------       ------------------
Dennis G. Bailey, Vice President & Construction Manager       Date

--------------------------------------------------------------------------------
Step 4: The submitted Cost of Work has been reviewed and is (not) approved.

        -----------------------------------           ----------------
                  Architect                           Date
               Design Fees -                          $
                                                       ---------------
               TOTAL COST OF PROPOSAL                 $
                                                       ---------------

--------------------------------------------------------------------------------
Step 5:    FINAL ACTION
           a.  The Tenant _______________________ Hereby agrees to reimburse the
                                    Name of Firm
           Landlord the Total Cost of Proposal shown in Step 4 above.


           ----------------------------------        ----------------
           Authorized Tenant's Representative        Date

           b.   This bulletin is approved (rescinded) and the work above is
                (not) to be performed. Cost of this work shall be included in Change Order No.________


           ----------------------------------        ----------------
                             Landlord                Date

                                   EXHIBIT "I"

                              Intentionally Deleted